      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997


                                                      REGISTRATION NO. 333-18811
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 4
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                  RADYNE CORP.
             (Exact name of Registrant as specified in its charter)

                NEW YORK                                    3665                                   11-2569467
         (State or jurisdiction                      (Primary Standard                          (I.R.S. Employer
          of incorporation or                    Industrial Classification                    Identification No.)
             organization)                              Code Number)

                            ------------------------
                             5225 SOUTH 37TH STREET
                             PHOENIX, ARIZONA 85040
                                 (602) 437-9620
               (Address, including zip code and telephone number,
       including area code, of Registrant's principal executive offices)
                            ------------------------
                          ROBERT C. FITTING, PRESIDENT
                                  RADYNE CORP.
                             5225 SOUTH 37TH STREET
                             PHOENIX, ARIZONA 85040
                                 (602) 437-9620
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                    COPY TO:
                            JOHN B. WADE, III, ESQ.
                       BROCK, FENSTERSTOCK, SILVERSTEIN,
                             MCAULIFFE & WADE, LLC
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                    (212) 371-2000/(212) 371-5500 (TELECOPY)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
                                                        2,255,833
Common Stock, par value $.002 per share                 Shares(1)             $2.50           $5,639,582.50         $1,708.97
Common Stock, par value $.002 per share              30,000 Shares(2)         $2.50             $75,000.00            $22.73
                                                        2,255,833
                                                       Subscription
Subscription Rights to Purchase Common Stock              Rights              $0.00               $0.00               $0.00
TOTAL                                                       --                  --            $5,714,582.50         $1,731.70

(1) Issuable upon exercise of Subscription Rights which are being distributed to shareholders of Radyne Corp. or, in the case of the principal shareholder, an affiliate thereof.

(2) This Registration Statement also registers the resale from time to time by the holder thereof of 30,000 shares of Common Stock acquired by an entity in transactions exempt from registration under the Securities Act of 1933, as amended.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of (i) up to 2,255,833 shares of Common Stock, par value $.002 per share, (the "Common Stock") of Radyne Corp. (the "Company"), a New York corporation, for sale by the Company upon the exercise of rights to purchase such Common Stock (the "Subscription Rights") which are being distributed to the Company's shareholders or, in the case of the principal shareholder, an affiliate thereof, (ii) up to 2,255,833 Subscription Rights, and (iii) an additional 30,000 shares of Common Stock for resale by the holder thereof (the "Selling Stockholder") from time to time. The distribution of the Subscription Rights and the sale of shares of Common Stock in connection therewith are referred to herein as the "Rights Offering".

    The complete Prospectus relating to the Rights Offering follows immediately after this explanatory note. Following the Prospectus for the Rights Offering are pages of the Prospectus relating solely to the shares of Common Stock held by the Selling Stockholder, including alternative front and back cover pages and the sections entitled "Concurrent Public Offering," "Plan of Distribution" and "Selling Stockholder," to be used in lieu of sections entitled "The Rights Offering," "Shares Eligible for Future Sale" and "Principal and Management Stockholders" in the Prospectus relating to the Rights Offering. Certain sections of the Prospectus for the Rights Offering will not be used in the Prospectus relating to the shares of Common Stock held by the Selling Stockholder, such as "Use of Proceeds" and "Certain Federal Income Tax Consequences."

                                  RADYNE CORP.

                             CROSS REFERENCE SHEET

                  (PURSUANT TO ITEM 501(b) OF REGULATION S-K)

                                                                                   LOCATION OR CAPTION
           S-1 ITEM NUMBER AND CAPTION                                                IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------

       1.  Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus.......................  Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Inside Front and Outside Back Cover Pages

       3.  Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges............................  Prospectus Summary; Risk Factors; Selected Financial
                                                                  Data

       4.  Use of Proceeds......................................  Prospectus Summary; Purpose of the Rights Offering
                                                                  and Use of Proceeds

       5.  Determination of Offering Price......................  Purpose of the Rights Offering and Use of Proceeds

       6.  Dilution.............................................  Dilution

       7.  Selling Security Holders.............................  Principal and Management Stockholders

       8.  Plan of Distribution.................................  Outside Front Cover Page

       9.  Description of Securities to be Registered...........  Outside Front Cover Page; The Rights Offering;
                                                                  Description of Capital Stock

      10.  Interest of Named Experts and Counsel................  Not Applicable

      11.  Information with Respect to the Registrant...........  Outside Front Cover Page; Prospectus Summary; Risk
                                                                  Factors; Purpose of Rights Offering and Use of
                                                                  Proceeds; Price Range of Common Stock; Dividend
                                                                  Policy; Capitalization; Selected Financial Data;
                                                                  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations; Business;
                                                                  Management; Certain Transactions; Principal and
                                                                  Management Stockholders; Shares Eligible for Future
                                                                  Sale; Description of Capital Stock; Financial
                                                                  Statements

      12.  Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities.......................  Not Applicable

                    SUBJECT TO COMPLETION, DATED MAY 6, 1997


PROSPECTUS
                                2,255,833 SHARES
                                  RADYNE CORP.
                                  COMMON STOCK
                               ------------------

    Radyne Corp., a New York corporation (the "Company" or "Radyne"), is distributing subscription rights entitling the holder of each subscription right to purchase one share of the Company's Common Stock, par value $.002 per share (the "Common Stock"), for $2.50 (the "Subscription Price") during a specified period. Of the subscription rights, approximately 215,833 (the "Shareholder Rights") will be distributed to holders of record of shares of the Common Stock as of the close of business on January 15, 1997 (the "Record Date"), other than Stetsys US, Inc. ("ST") and residents of California. In addition to the Shareholder Rights, 2,040,000 subscription rights (the "ST Rights") will be distributed to Stetsys Pte Ltd, the parent company of ST. Of the 2,040,000 ST Rights, 74,000 will be made available by Stetsys Pte Ltd to employees of ST affiliates, including non-employee directors of the Company. Shareholders (other than ST and residents of California) will be entitled to three Shareholder Rights for every five shares of Common Stock held on the Record Date (as adjusted for a 1-for-5 reverse stock split approved by the shareholders on January 8, 1997 and effective on January 9, 1997). The number of ST Rights has been similarly determined, i.e. there will be three ST Rights for every five shares of Common Stock held by ST on the Record Date (as adjusted for such reverse split). However, under certain circumstances described below, up to 280,000 ST Rights will be unexercisable. No fractional Rights will be issued. The Shareholder Rights and the ST Rights are hereinafter referred to as the "Rights." The Rights will in general expire at 5:00 p.m., New York time, on May 30, 1997, unless extended by the Company (such date, as it may be extended on one or more occasions, is referred to herein as the "Expiration Date"). The Shareholder Rights will be freely transferable, but the ST Rights will have only limited transferability. The distribution of the Shareholder Rights and the ST Rights and the sale of shares of Common Stock in connection therewith are collectively referred to herein as the "Rights Offering." The shares of Common Stock underlying the Rights are referred to herein as the "Rights Shares" and holders of Rights are referred to herein as "Holders." See "The Rights Offering."

    Concurrently with the distribution of the Rights, 280,000 options (the "Rights Options") granted under the Company's 1996 Incentive Stock Option Plan will become exercisable at the Subscription Price until the Expiration Date. The Rights Options were granted by the Board on November 13, 1996, and extended on March 3, 1997, at the request of ST. In order to ensure that ST's interest, rather than the other shareholders' interests, in the Company would be diluted by the exercise of the Rights Options, 280,000 of the ST Rights will not be exercisable, if at all, until the Expiration Date. A portion of these 280,000 ST Rights, up to the number of Shareholder Rights and Rights Options, if any, which expire unexercised, will then be exercisable during the five business days following the Expiration Date.

    The Common Stock is not currently traded in an established market and, as a result, there is only a limited trading market in the Company's Common Stock. The Company's Common Stock is traded over the counter, is not listed on any exchange, and is currently not quoted by "NASDAQ." See "Price Range of Common Stock." The Subscription Price has been established by the Board in part in reliance upon the opinion of an investment banking firm, which opinion is described commencing on page 16. See "Purpose of the Rights Offering and Use of Proceeds." Although the Shareholder Rights are transferable, the Shareholder Rights are not expected to trade on any securities exchange or over the counter and no assurance can be given that any market for the Shareholder Rights will develop. See "The Rights Offering."

    Funds provided in payment of the Subscription Price may be sent to the Company or to Continental Stock Transfer & Trust Company, as the Subscription Agent. In the latter case, such funds will be held by the Subscription Agent until the issuance of the related Rights Shares, which will occur promptly after exercise. The exercise of Rights will be irrevocable once made, and no interest will be paid to Holders exercising their Rights.
                           --------------------------

      SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR A DISCUSSION OF CERTAIN
          FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                                                                     UNDERWRITING          PROCEEDS TO
                                             SUBSCRIPTION PRICE        DISCOUNT            COMPANY (1)
Per Share..................................         $2.50                 N/A                 $2.50
Total(2)...................................     $5,639,582.50             N/A             $5,639,582.50

(1) Before deducting estimated expenses of $260,000, which are payable by the Company.

(2) Represents the maximum total subscription and purchase price and total proceeds to the Company. The actual amount could be less.
                           --------------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1997

                             AVAILABLE INFORMATION

    The Company intends to furnish to its stockholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington D.C. 20549, a registration statement on Form S-1 (the "Registration Statement"), including amendments thereto, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Rights Offering, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington D.C. 20549 or at certain of the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED HEREIN, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO UP TO 1,282,042 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S 1996 INCENTIVE STOCK OPTION PLAN (THE "PLAN"). THE INFORMATION IN THIS PROSPECTUS RELATING TO SHARES OF COMMON STOCK AND PER SHARE AMOUNTS GIVES EFFECT TO A 1-FOR-5 REVERSE STOCK SPLIT WHICH BECAME EFFECTIVE ON JANUARY 9, 1997. FOR THE MEANINGS OF CERTAIN TECHNICAL TERMS USED IN THIS PROSPECTUS IN REGARD TO THE BUSINESS OF THE COMPANY, PLEASE SEE THE GLOSSARY COMMENCING ON PAGE 58.


                                  THE COMPANY

    Radyne has been involved in the advanced design and production of digital data communications equipment and associated equipment for satellite telecommunications systems for over sixteen years. Since the Company's inception in 1980, Radyne has established itself as a supplier in the satellite ground equipment business.

    Radyne designs, manufacturers and sells satellite modems, frequency converters, ancillary products and equipment racks containing integrated modems and supporting equipment for data communications.

    Although the Company was forced to file for Chapter 11 bankruptcy protection in April 1994, it successfully emerged from bankruptcy in December of that year upon the acquisition of approximately 91% of its Common Stock by Engineering and Technical Services, Inc. ("ETS"), then a major customer of Radyne. On August 12, 1996, ETS was acquired by Singapore Technologies Pte Ltd through its indirect wholly owned subsidiary, Stetsys US, Inc. ("ST"). As a result, approximately 91% of the Company's Common Stock is now held by ST. ST is wholly owned by Stetsys Pte Ltd, which is wholly owned by Singapore Technologies Pte Ltd, which is in turn wholly owned by Temasek Holdings (Private) Limited, the sole shareholder of which is the Minister for Finance (Incorporated) of Singapore. See "Principal and Management Stockholders."

    In 1995, ETS caused Radyne to install a new management team, which promptly moved the Company's operations from New York to Phoenix, Arizona and commenced the hiring of an almost all new staff of engineering, sales and support personnel. With funding provided by ETS, and subsequently ST and its affiliates, the new Radyne team has reinstituted Radyne's research, development and marketing programs and reinvigorated its product line.

    The Company's engineering staff and support facilities are dedicated to (i) maintaining the state-of-the-art status of Radyne's traditional products for the satellite ground equipment segment of the market, (ii) designing and enhancing products for emerging markets, such as rural telephony for developing areas, high-speed satellite communications, government data equipment and the growing private network market, and (iii) providing special configurations to satisfy customers' special needs.

    Radyne's modems cover data rates from 2.4 Kilobytes per second to 50 Megabytes per second. The Company's frequency converters handle all three frequency bands used in satellite communications. Radyne believes that most of its current line of modems and converters are smaller and lower priced than the previous generation of products, enabling large system installation in significantly less rack space than the products of the Company's competitors. The Company also markets redundancy switches which operate in conjunction with satellite modems and converters and provide automatic fault monitoring and switch over to standby equipment in the event of modem or converter failure.

    Radyne's line of frequency converter products is usable in virtually all earth stations for the conversion of intermediate frequencies to microwave frequencies for satellite transmission. These converters are competitively priced, small in size and offer either single, dual or all three bands used in the satellite industry. In addition to being offered to commercial customers, there is a military market for the three-band units.

    The Company's newer products include a low cost modem with expanded features and super fast acquisition capabilities, making it attractive for use in both private networks and rural telephone systems being offered in China, Indonesia and India, and a line of satellite frequency translators presently used for testing in satellite earth stations.

    The development of digital compression technology has allowed the transmission of television in a small bandwidth which has made TV transmission by satellite more economical than ever before. Video compression allows 10 to 12 times as many channels on a satellite as before, producing a new market of major interest. This compression technology is or may be used for transmission of TV to all network facilities, distribution of cable TV to cable companies, high definition TV distribution and video teleconferencing. Radyne has developed a modulator product to be used in conjunction with compression equipment and has been shipping this product for the past seven months.

    Radyne's operating strategy is to (i) continue to build on the experience, skills and customer access of its new management team, (ii) capitalize on its development of smaller, less costly satellite modems, and (iii) expand into market segments, such as rural telephone, private networks and compressed television transmission. See "Business."

    Notwithstanding the foregoing, investors should be aware that the Company's plans are subject to a number of variables outside of its control, and there can be no assurance that the Company will be able to implement any or all of such plans or that such plans, when and if implemented, will be successful. See "Risk Factors."

    Radyne was incorporated in the State of New York on November 25, 1980. The Company's current address is 5225 South 37th Street, Phoenix, Arizona 85040 and its telephone number is (602) 437-9620.

               PURPOSE OF THE RIGHTS OFFERING AND USE OF PROCEEDS

    The Rights Offering, together with the Rights Options, is intended to raise approximately $5,640,000 of gross proceeds as part of the Company's on-going efforts to improve its ability to fund the growth of its business, in particular the cash needs associated with sharply increased orders for Radyne products. In establishing the size of the Rights Offering, the Board of Directors consulted with management, and considered the Company's need for additional capital.

    If the Rights Offering is consummated, the maximum gross proceeds to the Company from the Rights Offering, together with the Rights Options, would be approximately $5,640,000 before payment of related fees and expenses estimated to be $260,000. However, although the Company has been informed that ST's affiliate, Stetsys Pte Ltd ("SPL"), intends to fully exercise its ST Rights, no assurance can be given that any or all of the Rights received by others or the Rights Options will be exercised. Shares underlying any unexercised Rights will not be reoffered to the public or otherwise. Therefore, the actual proceeds from the Rights Offering could be somewhat lower.

    The Company currently expects that the net proceeds from the Rights Offering will be used to repay the Company's indebtedness to ST (approximately $4,142,000 including principal and interest) and either to reduce the Company's short-term bank debt or for general corporate and working capital purposes (including research and development costs), although a final determination as to the use or uses will not be made until after the completion of the Rights Offering. Factors that will be considered at that time in determining how the net proceeds will be used will include: the amount of net proceeds actually generated, the Company's actual and projected working capital requirements at that time, the amount of the Company's bank debt, interest rates in effect at that time and such other factors as the Board of Directors considers to be relevant at that time. For a description of the Company's debt, including interest rates, maturity dates and use of proceeds from such debt, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Subscription Price has been established by the Board of Directors at $2.50 per share, which the Board considers to be the fair market value of the Common Stock. See "Purpose of the Rights Offering and Use of Proceeds."

                              THE RIGHTS OFFERING

Shareholder Rights.....................  Shareholders, other than ST and residents of
                                         California, will receive three Rights for every
                                         five shares of Common Stock held on the Record
                                         Date, as adjusted by the 1-for-5 reverse stock
                                         split approved by the shareholders on January 8,
                                         1997 and effective on January 9, 1997 (the "Reverse
                                         Split"). An aggregate of approximately 215,833
                                         Shareholder Rights will be distributed. Holders are
                                         entitled to purchase at the Subscription Price one
                                         share of Common Stock for each Shareholder Right
                                         exercised. The Shareholder Rights will expire on
                                         the Expiration Date. The Shareholder Rights will be
                                         transferable. No fractional Shareholder Rights will
                                         be issued.

ST Rights..............................  SPL will receive three Rights for every five shares of Common Stock held by ST on the Record Date (as
                                         adjusted for the Reverse Split), a total of
                                         2,040,000 Rights, each entitling the Holder to
                                         purchase one share of Common Stock at the
                                         Subscription Price. SPL will make available 74,000
                                         of such Rights to employees of its affiliates,
                                         including non-employee directors of the Company.
                                         The ST Rights will otherwise be nontransferable.
                                         The ST Rights will expire on the Expiration Date,
                                         except that 280,000 of such Rights will be
                                         exercisable, if at all, only during the five
                                         business days next following the Expiration Date.
                                         See "Rights Options" below.

Rights Options.........................  Concurrently with the distribution of the Rights,
                                         280,000 options (the "Rights Options") granted
                                         under the Company's 1996 Incentive Stock Option
                                         Plan will become exercisable at the Subscription
                                         Price until the Expiration Date. The Rights Options
                                         were granted by the Board on November 13, 1996, and
                                         extended on March 3, 1997, at the request of ST. In
                                         order to ensure that ST's interest, rather than the
                                         other shareholders' interests, in the Company would
                                         be diluted by the exercise of the Rights Options,
                                         280,000 of the ST Rights will not be exercisable,
                                         if at all, until the Expiration Date. A portion of
                                         these 280,000 ST Rights, up to the number of
                                         Shareholder Rights and Rights Options, if any,
                                         which expire unexercised, will then be exercisable
                                         during the five business days following the
                                         Expiration Date. See "Management--Stock Option
                                         Plan.")

Subscription Price.....................  $2.50 per Rights Share.

Record Date............................  January 15, 1997.

Transferability of Shareholder
  Rights...............................  The Shareholder Rights will be transferable, but it is not anticipated that a market will be made in
                                         the Rights or that they will be listed for trading
                                         on any exchange. Because subscriptions cannot be
                                         accepted from residents of California, Shareholder
                                         rights may not be transferred to such residents.

Expiration Date........................  5:00 p.m., New York time, on May 30, 1997, unless the Board of Directors determines that a material
                                         event has occurred that necessitates one or more
                                         extensions of the Expiration Date in order to
                                         permit adequate disclosure to Holders of
                                         information concerning such event.

Procedure for Exercising Rights........  Rights may be exercised by properly completing the certificate evidencing such Rights (a "Subscription
                                         Certificate") and forwarding such Subscription
                                         Certificate to the Subscription Agent or the
                                         Company (or following the Guaranteed Delivery
                                         Procedures, referred to below) on or prior to the
                                         Expiration Date, together with payment in full of
                                         the Subscription Price with respect to such Rights.
                                         If the mail is used to forward Subscription
                                         Certificates, it is recommended that insured,
                                         registered mail be used. The exercise of a Right
                                         may not be revoked or amended. If time does not
                                         permit a Holder of a Right to deliver its
                                         Subscription Certificate to the Subscription Agent
                                         or the Company on or before the Expiration Date,
                                         such Holder should make use of the Guaranteed
                                         Delivery Procedures described under "The Rights
                                         Offering-- Exercise of Rights."
                                         THE EXERCISE OF RIGHTS IS IRREVOCABLE ONCE MADE. NO
                                         INTEREST WILL BE PAID ON THE MONEY DELIVERED IN
                                         PAYMENT OF THE SUBSCRIPTION PRICE.
                                         If paying by uncertified personal check, please
                                         note that the funds paid thereby may take at least
                                         five business days to clear. Accordingly, Holders
                                         who wish to pay the Subscription Price by means of
                                         uncertified personal check are urged to make
                                         payment sufficiently in advance of the Expiration
                                         Date to ensure that such payment is received and
                                         clears by such date and are urged to consider
                                         payment by means of certified or cashier's check or
                                         money order.
                                         A Right may not be exercised in part and fractional
                                         Rights Shares will not be issued.

Condition to Exercise by
  Shareholders.........................  Any shareholder of record who wishes to exercise a
                                         Shareholder Right must submit his Common Stock
                                         share certificate(s), either simultaneously with
                                         his Subscription Certificate or prior to that time,
                                         for exchange into a new share certificate
                                         reflecting the Reverse Split. SUBSCRIPTION

                                         CERTIFICATES WILL NOT BE ACCEPTED FROM SHAREHOLDERS
                                         OF RECORD WHO DO NOT COMPLY WITH THIS REQUIREMENT.
                                         However, this requirement will not affect the
                                         transferability of Shareholder Rights.

Persons Holding Shares, or Wishing to
  Exercise Rights, Through Others......  Persons holding shares of Common Stock, and receiving Shareholder Rights distributable with
                                         respect thereto, through a broker, dealer,
                                         commercial bank, trust company or other nominee, as
                                         well as persons holding certificates for Common
                                         Stock personally who would prefer to have such
                                         institutions effect transactions relating to the
                                         Shareholder Rights on their behalf, should contact
                                         the appropriate institution or nominee and request
                                         it to effect the transactions for them.

Issuance of Common Stock...............  Certificates representing Rights Shares issuable upon exercise of Rights will be delivered to the
                                         Holder of such Rights as soon as practicable after
                                         such Rights are validly exercised. Funds delivered
                                         to the Subscription Agent will be held by the
                                         Subscription Agent until the issuance of the
                                         related Rights Shares. No interest will be paid to
                                         Holders on funds held by the Subscription Agent
                                         regardless of whether such funds are applied to the
                                         Subscription Price or returned to the Holders.

Subscription Agent.....................  Continental Stock Transfer & Trust Company

Information............................  Any questions regarding the Rights Offering, including the procedure for exercising Rights, and
                                         requests for additional copies of this Prospectus,
                                         the Subscription Certificate or the notice of
                                         guaranteed delivery should be directed to the
                                         Company at 5225 South 37th Street, Phoenix, Arizona
                                         85040, Attention: Director of Administration.
                                         Telephone: (602) 437-9620.
Maximum Shares of Common Stock
  Outstanding after the Rights
  Offering.............................  6,015,554 shares based on 3,759,721 shares outstanding on December 31, 1996 after adjustment
                                         for the Reverse Split. Does not give effect to the
                                         issuance of 1,002,042 shares reserved for issuance
                                         upon the exercise of options (other than Rights
                                         Options) heretofore granted or that may be granted
                                         from time to time under the 1996 Incentive Stock
                                         Option Plan.

    For more information regarding the Rights Offering, including the procedure for exercising Rights, see "The Rights Offering."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" for a discussion of certain tax consequences that should be considered in connection with the Rights Offering.

                                  RISK FACTORS

    The purchase of Rights and the purchase of Common Stock in the Rights Offering involve investment risks relating to the Company, to the data communications equipment industry in general and to the Rights Offering. Investors are urged to read and consider carefully the information set forth under the heading "Risk Factors."

    THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS WITH RESPECT TO WHETHER A HOLDER SHOULD EXERCISE RIGHTS TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THE RIGHTS OFFERING OR TO PERSONS WITH RESPECT TO WHETHER A PERSON SHOULD PURCHASE RIGHTS.

                         SUMMARY FINANCIAL INFORMATION

STATEMENT OF OPERATIONS DATA
                                                                             PREDECESSOR(1)
                                                                      ----------------------------
                           SIX MONTHS                                 TEN AND ONE-
                             ENDED                        SIX AND         HALF           YEAR
                            DECEMBER        YEAR         ONE-HALF     MONTHS ENDED      ENDED
                              31,          ENDED       MONTHS ENDED   DECEMBER 16,   JANUARY 31,
                            1996(2)    JUNE 30, 1996   JUNE 30, 1995      1994           1994
                           ----------  --------------  -------------  ------------  --------------
Net sales................  $4,905,059   $  3,829,523    $ 1,861,262    $2,569,396    $  4,966,617
Cost of sales............   4,052,433      2,559,350      1,228,747     2,229,329       5,620,108
Gross profit (loss)......     852,626      1,270,173        632,515       340,067        (653,491)
Selling, general, and
  administrative
  expenses...............   1,437,971      1,843,576        961,162     1,658,388       3,363,893
Asset impairment
  charge(3)..............     421,000
Research and
  development............     808,025      1,794,823                                      785,679
Operating loss...........  (1,814,370)    (2,368,226)      (328,647)   (1,918,519)     (4,803,063)
Interest expense.........     255,604        256,871         36,209       118,235         634,061
Professional fees related
  to reorganization......                                                 600,198
Loss before fresh start
  adjustments and
  extraordinary items....  $(2,069,974)  $ (2,625,097)  $  (364,856)   $(2,036,754)  $ (5,437,124)
Fresh start
  adjustments............                                               1,598,841
Loss before extraordinary
  items..................  $(2,069,974)  $ (2,625,097)  $  (364,856)   $ (437,913)   $ (5,437,124)
Extraordinary items(4)...                                               2,699,156
Net income (loss)........  $(2,069,974)  $ (2,626,097)  $  (364,856)   $2,261,243    $ (5,437,124)
Net loss per share before
  extraordinary items....  $     (.55)  $       (.70)   $      (.10)   $    (1.33)   $     (21.30)
Net income (loss) per
  share..................  $     (.55)  $       (.70)   $      (.10)   $     6.87    $     (21.30)
Weighted average number
  of outstanding
  shares.................   3,750,699      3,742,227      3,729,721       329,020         255,169

BALANCE SHEET DATA
                                                           AT DECEMBER 31, 1996
                                                   ------------------------------------
                                                                   PRO          AS
                                                     ACTUAL     FORMA(5)    ADJUSTED(6)
                                                   ----------  -----------  -----------
Cash and cash equivalents........................  $  186,488   $ 186,488    $ 186,488
Working capital (deficit)........................  (5,851,527) (5,851,527)    (471,944)
Total assets.....................................   6,572,917   8,972,917    8,972,917
Long-term liabilities............................     161,968     161,968      161,968
Total liabilities................................  11,019,543  13,419,543    8,039,960
Stockholder equity (deficit).....................  (4,446,626) (4,446,626)     932,957

------------------------

(1) The Company petitioned for bankruptcy protection in April 1994 and operated as a debtor-in-possession until December 16, 1994.

(2) The Company has changed its fiscal year to the calendar year.

(3) Consists of the writedown of designs and drawings in light of the introduction of replacement products.

(4) Consists of $1,062,667 gain on exchange of debt for common stock and $1,636,489 gain on debt forgiveness.

(5) Gives effect to an approximately $2,400,000 increase in short-term indebtedness after December 31, 1996.

(6) Adjusted to reflect the receipt by the Company of the estimated net proceeds of $5,379,583 from the sale of the Rights Shares at the offering price of $2.50 per Rights Share and the application of the net proceeds therefrom to the repayment of short-term debt. See "Purpose of the Rights Offering and Use of Proceeds."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, THE FOLLOWING RISK FACTORS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE IMPLIED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. THE ORDER IN WHICH THESE CONSIDERATIONS ARE PRESENTED SHOULD NOT BE INTERPRETED AS BEING INDICATIVE OF THEIR RELATIVE IMPORTANCE. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

LOSSES FROM RECENT OPERATIONS; WORKING CAPITAL DEFICIENCY

    The Company incurred operating losses of $1,814,370, $2,368,226 and $328,647, respectively, during the six months ended December 31, 1996, the year ended June 30, 1996 and the six and one-half months ended June 30, 1995. The Company's operating loss for the six month period ended December 31, 1996 exceeded 75% of the operating loss for the preceding twelve month period, primarily as a result of increased cost of sales as a percentage of net sales and an asset impairment charge, both of which were associated with the accelerated pace of the Company's updating of its product lines. As of December 31, 1996, the Company had a working capital deficiency of $5,851,527. The Company has been largely dependent upon loans from ETS, ST and its affiliates to satisfy its working capital requirements. See "Debt Financing" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Accordingly, the likelihood of the future success of the Company must be considered in light of its recent bankruptcy and the possibility of future operating losses, as well as the problems, expenses, difficulties, risks and complications frequently encountered in connection with similarly situated companies. In addition, the Company's future plans are subject to known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from any future performance implied herein. See "Recent Bankruptcy" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEBT FINANCING

    The Company has been largely dependent on a succession of short-term loans and guarantees from its controlling shareholder and affiliates thereof since it emerged from Chapter 11 protection approximately two years ago. At present Radyne has short-term indebtedness of $4,100,000 to ST, payable on April 30, 1997, and has $10,500,000 in bank lines of credit on which it owes approximately $6,900,000. Although the Company's indebtedness to the banks is not supported by a guarantee or any other form of binding agreement, the banks have been provided with letters of awareness by ST's grandparent corporation, Singapore Technologies Pte Ltd. Certain loans pursuant to these bank lines are demand loans. There can be no assurance that the banks will not demand repayment at an inopportune time for the Company or that ST and its affiliates will continue to assist the Company in maintaining such financing. If the Company were to fail to realize substantially the anticipated net proceeds of the Rights Offering, its ability to repay its indebtedness (including its indebtedness to ST) and its financial condition could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ADDITIONAL FINANCING REQUIREMENTS

    Based on the Company's operating plan, the Company believes that the net proceeds of the Rights Offering, together with cash flows from operations and funding available under its bank credit lines, will be sufficient to satisfy its capital requirements and finance its plans for expansion for at least the next 12 months. Such belief is based on certain assumptions, including without limitation the respective rates of growth of the Company's orders and sales, and there can be no assurance that such assumptions are correct. Accordingly, there can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for such period. After such 12-month period, the Company anticipates that it may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, or may involve additional bank financing. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. See "Purpose of the Rights Offering and Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RECENT BANKRUPTCY

    In April 1994, Radyne sought protection from creditors under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). By order dated December 16, 1994, a Plan of Reorganization was confirmed by the United States Bankruptcy Court for the Eastern District of New York and the Company emerged from protection under Chapter 11 of the Bankruptcy Code. Despite the belief of the Company that the confluence of circumstances which caused the Company to seek bankruptcy protection no longer persists, the business and reputation of the Company have undoubtedly been damaged. See "Business-- Bankruptcy Reorganization."

DEPENDENCE ON FACILITY

    The Company maintains only one facility. Accordingly, any disruption or suspension in the operations of the Facility would require the Company to seek alternative facilities. While the Company believes that it would be able to arrange for a suitable alternative facility without any significant interruption in its business operations, there can be no assurance thereof. If for any reason a suitable alternative facility could not be found, the Company's operations could be materially and adversely affected. See "Business-- Facilities."

DEPENDENCE ON INTERNATIONAL MARKETS

    The Company's success will be materially dependent upon its ability to continue to successfully market video and data communication products in both international and domestic markets. The Company's export sales, as a percentage of net sales, increased from approximately 46% in the six and one-half month period ended June 30, 1995 to approximately 66% in the six month period ended December 31, 1996. This figure may increase further in the future. The figure for the recent period includes sales to a single customer in Brazil and combined sales to several customers in China accounting for 18.3% and 19.4%, respectively, of the Company's net sales. The Company has entered into distribution or representation agreements with companies in Europe, the Middle East, Canada, Latin America and the Pacific Rim. There can be no assurance that these arrangements will be successful or continuing. Foreign sales may be subject to political and economic risks, including political instability and changes in import/export regulations, tariffs, freight rates and currency exchange rates. Changes in current tariff structures or other trade policies could adversely affect the Company's sales to foreign customers. Failure to realize growth in its international sales could have a material adverse impact on the Company's business and financial condition. See "Business--Sales and Marketing."

DEPENDENCE ON DISTRIBUTORS AND PRINCIPAL CUSTOMERS

    Sales to distributors and large orders from individual customers have constituted and are anticipated to constitute a significant portion of the Company's business. One customer has accounted for over 11% of the Company's net sales for the ten and one-half month period ended December 16, 1994, the six and one-half month period ended June 30, 1995, the year ended June 30, 1996 and the six month period ended December 31, 1996. For the latest of those periods one order from another customer accounted for over 18% of the Company's net sales. For the period ended June 30, 1995, another single order accounted for

22% of net sales. The loss of any of these distributors or the failure to generate such large orders could have a material adverse effect on the operating results and financial condition of the Company. The Company's distributors are not obligated to purchase any minimum quantity of the Company's products. There can be no assurance that such distributors will continue to purchase the Company's products or that the Company will be able to enter into favorable agreements with other distributors for the sale of its products. See "Business--Sales and Marketing."

DEPENDENCE ON KEY PERSONNEL AND RECRUITMENT

    The Company's future performance is significantly dependent on the continued active participation of Robert C. Fitting, its President, and Steve Eymann, Executive Vice President, and Peter Weisskopf, Microwave Products Division President. Should any of these key employees leave or otherwise become unavailable to the Company, the Company's business and results of operations could be materially adversely affected. See "Management." The ability of the Company to attract and retain highly skilled personnel is critical to the operations and expansion of the Company. To date, the Company has been able to attract and retain the personnel necessary for its limited operations. However, there can be no assurance that the Company will be able to do so in the future. If the Company is unable to attract and retain personnel with necessary skills when needed, its business and expansion plans could be materially adversely affected.

MANUFACTURING

    The Company's products are to a certain extent assembled and tested at its Phoenix, Arizona facilities using subsystems and circuit boards supplied by subcontractors. Although the Company believes that it maintains adequate stock to reduce the procurement lead time for certain components, the Company's products use a number of specialized chips and customized components or subassemblies produced by a limited number of suppliers. In the event that such suppliers were to be unable to fulfill the Company's requirements, the Company could experience an interruption in production until an alternative source of supply was developed. Moreover, given its previous financial difficulties, the Company has experienced inflexibility on the part of some suppliers as to the delivery of components in desired quantities on acceptable credit terms. The Company believes that there are a number of companies capable of providing replacements for the types of unique chips and customized components and subassemblies used in its products. See "Business--Manufacturing".

RAPID TECHNOLOGICAL CHANGE

    The market for modems, converters and related equipment is characterized by rapid and significant technological change. There can be no assurance that the Company's competitors will not succeed in developing or marketing products or technologies that are more effective and/or less costly and which render the Company's products obsolete or non-competitive. In addition, new technologies could be developed that replace or reduce the value of the Company's products. For example, as more fiber cables are laid under the oceans or otherwise brought into service, the use of satellites for international telephony is slowing. The Company's success will depend in part on its ability to respond quickly to technological changes through the development and improvement of its products. Accordingly, the Company believes that a substantial amount of capital will be required to be allocated to research and development activities in the future. There can be no assurance that the Company's product development efforts will be successful. The failure by the Company to improve its existing products and develop new products could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Industry Overview", "Business--Research and Development" and "Business-- Competition."

RESEARCH AND DEVELOPMENT

    The Company's research and development efforts to date have been devoted to the design and development of new products for the satellite communications and telecommunications industries. The Company's future growth depends on increasing the market shares of its new products and adaptation of its existing satellite communications products to new applications, and the introduction of new communications products that will find market acceptance and benefit from the Company's established international distribution channels. Accordingly, the Company is actively applying its communications expertise to design and develop new hardware and software products and enhance existing products. However, there is no assurance that the Company will continue to have access to sufficient capital to fund the necessary research and development or that such efforts, even if adequately funded, will prove successful.

    In its fiscal years ended June 30, 1995 and June 30, 1996 and the six months ended December 31, 1996, the Company spent $0, $1,795,000 and $808,000, respectively, on research and development activities. During this period, the Company introduced the RCS-10 Redundant Modem System, the DMD-15 Universal Modem, the DVB-3000 Digital Video Modulator, the SFC-6400 Up Converter, the SFC-4200 Down Converter, and the RCS-20 Modem Switch as well as the DMD-2400 Modem. See "Business--Research and Development".

COMPETITION

    The Company has a number of major competitors in the satellite communications field. These include large companies, such as Hughes Network Systems, NEC, California Microwave, and Spar Aerospace, which have significantly larger and more diversified operations and greater financial, marketing, human and other resources than Radyne. The Company believes that it has been able to compete by concentrating its sales efforts in the international market, utilizing the resources of local distributors, and by emphasizing product features. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company. The Company believes that the quality, performance and capabilities of its products, its ability to customize certain network functions and the relatively lower overall cost of its products, as compared to the costs generally offered by the Company's major competitors, have contributed to Radyne's ability to compete successfully. However, the Company's major competitors have the resources available to develop products with features and functions competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not successfully develop such products or that the Company will be able to maintain a lower cost advantage for its products. Moreover, there can be no assurance that the Company will not experience increased competition in the future from these or other competitors currently unknown. See "Business-- Competition."

PATENTS AND INTELLECTUAL PROPERTY

    The Company believes that improvement of existing products, reliance upon trade secrets, copyrights and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage. Because patents often provide only narrow protection which may not provide a competitive advantage in areas of rapid technological change and because patent applications require public disclosure of information which may otherwise be subject to trade secret protection, Radyne has not obtained, and has no present intention to obtain, patents on existing products. However, there can be no assurance that the Company's technology will not be found to infringe upon the intellectual property of others. If the Company's technology should be found to impermissibly utilize the intellectual property of others, the Company's ability to utilize the technology could be materially restricted or prohibited. In such event, the Company might be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. No assurance can be given that any licenses required could be obtained on terms acceptable to the Company or at all. In addition, in such event, the Company could incur substantial costs in defending itself against infringement claims made by third parties or in enforcing its own intellectual property rights. It should also be noted that some foreign countries in which the Company's products are sold provide less protection to intellectual property than do the laws of the United States. Although the Company believes that its significant intellectual property (generally firmware included in the Company's products) is unlikely to be successfully misappropriated by foreign competitors, there can be no assurance that no such misappropriation will ever occur or that the Company's business would not be adversely affected by such a misappropriation. See "Business-- Technology."

CONTROL BY PRINCIPAL STOCKHOLDER

    Upon the closing of the Rights Offering, ST, which currently owns approximately 91% of the Company's outstanding Common Stock, will continue to own a substantially similar level of control together with its affiliate, SPL. ST and SPL will, therefore, continue to have the ability to elect all of the directors of the Company and to control the outcome of all issues submitted to a vote of the stockholders of the Company. As a result of ST and SPL's substantial ownership interest in the Common Stock, it may be more difficult for a third party to acquire the Company. A potential buyer would likely be deterred from any effort to acquire the Company absent the consent of ST and SPL or their participation in the transaction. See "Principal and Management Stockholders."

    The Company is subject to Section 912 of the New York Business Corporation Law, which restricts certain business combinations that are not approved by a corporation's board of directors.

NO DIVIDENDS

    The Company has not paid any cash dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy" and "Description of Common Stock."

SUBSTANTIAL PORTION OF NET PROCEEDS ALLOCATED FOR GENERAL CORPORATE AND WORKING
  CAPITAL PURPOSES

    Approximately $1,238,000 of the net proceeds from the Rights Offering are expected to be allocated for the reduction of short-term bank debt or for general corporate and working capital purposes (including research and development costs). However, such proceeds may be utilized in the discretion of the Board of Directors. As a result, investors will not know in advance how such net proceeds will be utilized by the Company. See "Purpose of the Rights Offering and Use of Proceeds."

IMMEDIATE AND SUBSTANTIAL DILUTION; NET TANGIBLE BOOK VALUE DEFICIENCY BEFORE
  OFFERING

    Upon the closing of the Rights Offering, investors in the offering will incur immediate and substantial dilution in the per share net tangible book value of their Common Stock. At December 31, 1996, giving effect to the Reverse Split and receipt by the Company of the maximum net proceeds of the Rights Offering, the Company had a pro forma net tangible book value of approximately $.04 per share. Net tangible book value is the amount of the Company's total assets minus intangible assets and liabilities. See "Dilution."

    To the extent that Rights are exercised by other Holders and Rights Options are exercised by employees, shareholders who do not exercise their Rights in full will realize a dilution in their percentage voting interest and ownership interest in future net earnings, if any, of the Company. The Company is not able to predict the effect, if any, the Rights Offering will have on the market price of the Common Stock. See "Market Considerations; Volatility of Stock Price" below.

    In addition to the 280,000 presently exercisable Rights Options, the Company currently has outstanding under the 1996 Incentive Stock Option Plan options which (if certain performance targets are met) may become exercisable to purchase an aggregate of 668,395 shares of Common Stock at an exercise price of $2.50 per share. Options on an additional 20,000 shares will become exercisable at $2.50 per share over the next four years, assuming that the grantees' employment does not terminate prematurely. An additional 313,647 shares are available for options yet to be granted under the Plan. Exercise of the options granted under the 1996 Incentive Stock Option Plan would further reduce a shareholder's percentage voting and ownership interest. See "Management--Stock Option Plan."

ELIMINATION OF PREEMPTIVE RIGHTS

    The Company's shareholders recently voted to amend the Company's Certificate of Incorporation to eliminate the preemptive rights accorded shareholders under
Section 622 of the New York Business Corporation Law with respect to the purchase of securities of the Company. Therefore, the Company may in the future offer securities for sale without giving existing shareholders an opportunity to purchase any particular amount of such securities.

SHARES ELIGIBLE FOR FUTURE SALE

    The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. Upon completion of the Rights Offering, if all Rights and Rights Options are fully exercised, there would be approximately 6,015,554 shares of Common Stock issued and outstanding. Of these shares, the Company believes that approximately 905,554 would be freely transferable immediately due to the present or prior registration or the present availability of a Rule 144 exemption from the requirement of registration. The remaining approximately 5,110,000 shares would be "restricted securities" for purposes of the Securities Act and would be eligible for resale at various times in the future, in each case subject to the volume and manner of sale limitations of Rule 144 under the Securities Act. Of these restricted shares, 3,400,000 shares are owned by ST and it is estimated that 1,680,000 shares would be owned by SPL.

    In addition to the Rights Options (which have been taken into account in the above figures), there are currently 1,002,042 shares of Common Stock reserved for issuance pursuant to options granted or to be granted under the 1996 Incentive Stock Option Plan. See "Shares Eligible for Future Sale."

    In addition, the Registration Statement, of which this Prospectus forms a part, includes a separate prospectus relating to the offering and resale by one shareholder of 30,000 shares of Common Stock. See "Concurrent Sale by Selling Stockholder."

DISCLOSURES RELATING TO LOW PRICED STOCKS

    The Company's securities are subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements for broker-dealers which sell penny stocks to persons other than established customers and accredited investors as defined in Regulation D under the Securities Act of 1933. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Rights Offering to sell any of the securities acquired hereby in the secondary market.

    Securities and Exchange Commission regulations define a "penny stock" to be any equity security not registered on a national securities exchange or for which quotation information is disseminated on NASDAQ that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MARKET CONSIDERATIONS; VOLATILITY OF STOCK PRICE

    The Company cannot predict the effect that the Rights Offering will have on the trading price of the Common Stock. There can be no assurance that the market price of the Common Stock will not fall below the Subscription Price or that, following the exercise of Rights, a Holder will be able to sell shares acquired in the Rights Offering at a price equal to or greater than the Subscription Price. Since the Company emerged from bankruptcy, the price of the Common Stock, which trades in the over-the-counter market under the OTC Bulletin Board symbol "RADN" (prior to the Reverse Split, the symbol was "RDYN"), has varied widely and the price of the Common Stock or the Shareholder Rights may be subject to significant fluctuation in the future. See "Price Range of Common Stock" and "Dividend Policy." There has been no prior market for the Rights.

               PURPOSE OF THE RIGHTS OFFERING AND USE OF PROCEEDS

ESTABLISHMENT OF SUBSCRIPTION PRICE


    This section contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements".



    The Subscription Price and the exercise price for the employee stock options granted on November 13, 1996 (see "Management--Stock Option Plan") have been independently established by the Board of Directors at $2.50 per share (after adjustment for the Reverse Split), which the Board determined to be the fair market value of the Common Stock. In making this determination, the Board received the assistance of Corporate Capital Consultants, Inc. ("CCC"). CCC is a speciality investment banking firm, which, since its inception in 1974, has performed services in the areas of financial consulting, corporate valuations, fairness opinions and mergers and acquisitions. In the valuation area, CCC has provided valuations of corporate securities in connection with pending purchase offers, plans to sell, recapitalizations, going-private transactions, tender offers, the purchase of minority interests, employee stock purchase plans and public offerings, for both publicly and privately held companies in a broad range of industries. In determining the value of the Common Stock, the Board considered a number of factors, including the negative book value of the Common Stock, the Company's results of operations, its business plan, the recent change in control, publicly available information about companies considered comparable to Radyne in nature of business, the Company's history, the limited trading activity in the Common Stock since early 1996 and, most importantly, the analysis performed by CCC. In view of the financial history of the Company (in particular, its recent bankruptcy and its record of operating losses), it is impractical to give precise quantitative weights to each of these factors. However, the Board recognized that the Company's negative net asset value and its history of bankruptcy and losses detract heavily from the value of its Common Stock. These factors and the extremely thin nature of the public market for the Common Stock convinced the Board that the reported prices at which shares have changed hands since the Company's emergence from Chapter 11 protection do not necessarily reflect the fair value of the Common Stock. On the other hand, the widely reported prospects for the satellite communications industry generally, the Company's recent increases in orders and backlog and management's aggressive implementation of its plan for rejuvenating the Company's human resources and product lines, together with the recent change in control, were viewed by the Board as positive factors. Given this confluence of indicators, the Board considered it advisable to rely heavily on the results of CCC's analysis.



    CCC assisted Radyne in establishing the Subscription Price and the exercise price for the employee stock options granted on November 13, 1996 by providing an analytically and statistically based opinion as to the value of the issued and outstanding Common Stock as of October 25, 1996. That opinion (which indicates a pre-Reverse Split value of $.50 per share), and the methodology employed in reaching it, is set forth in a letter dated October 25, 1996 to the Board of Directors of Radyne, a copy of which is annexed hereto. CCC's opinion did not reflect the effects of the 1-for-5 Reverse Split, which occurred in January 1997. The Board of Directors simply multiplied the value of $.50 per share by five to reach the Subscription Price of $2.50, which consequently may not reflect the actual market value of the Common Stock following the Reverse Split. See "Price Range of Common Stock." CCC's compensation for its assistance was based on an hourly rate and aggregated $12,150.00. CCC had no prior relationship with Radyne and its affiliates.

    With respect to the publicly traded companies to which Radyne was compared, CCC focused on Standard Industrial Classification Codes 3661 (telephone and telegraph apparatus) and 3663 (radio and TV broadcasting and communications equipment), which are Radyne's SIC codes. Within these codes, CCC reviewed companies with less than $500 million of sales and avoided large companies such as Hughes and NEC that also had substantial operations in many other SIC codes (and, of course, revenues far in excess of $500 million). Specifically, the companies for which parameters were derived included: Aydin Corp.; California Microwave; ECI Telecommunications; General Datacomm; Optelcom, Inc.; Pico Products; Proxim Inc.; Qualcomm Inc.; Science Dynamics; Spar Aerospace; Sunair Electronics; and SSE Telecom. Similarly, the acquisitions and similar transactions CCC reviewed were in SIC codes 3661 and 3663 and ranged in size from $8 million to $4.4 billion, but were principally in the middle eight digit to low nine digit area.


    The parameters of value measurement for the compared companies included market price as a multiple of latest 12 months' earnings; market value plus interest bearing debt as a multiple of latest 12 months' earnings before interest and taxes, less interest bearing debt, to ascertain value of equity; market value as a multiple of book value; and market value as a multiple of latest 12 months' revenues. Inasmuch as Radyne has yet to show post-reorganization earnings, a proxy for earnings (both after taxes and before interest and taxes) was used by discounting management's projected 2001 results by 30% to 40% to reflect target returns of venture investors as well as the results of the capital asset pricing model utilizing historical small stock risk premiums and historical volatility of small stock prices and returns. Based on CCC's experience in analyzing such investments, venture capitalists typically require returns of 30% to 40% on an investment in a new venture with projected future earnings but no historical earnings. Discount rates in this range are utilized as a reflection of the higher risk associated with a business which is not sufficiently seasoned to demonstrate a high likelihood of meeting its income projections. Given Radyne's history, its negative book value and its recent reorganization (including new ownership, new management, new staff, new facilities and new products), the application of venture capital target rates of return was considered appropriate. The capital asset pricing model endeavors to establish relationships, on the basis of historical financial information, among the risk free rate of return (i.e., that on U.S. Government securities), the risk premiums appropriate for equity securities, the volatility of prices of equity securities and the values of such equity securities. In calculating averages for the aforementioned parameters of the compared companies, medians as well as means without extreme values were used, and discounts of 20% to 25% were taken in their application to Radyne to reflect the small size and unseasoned nature of Radyne.



    Given Radyne's negative book value and lack of earnings, CCC performed its economic comparisons by reference to management's projections of the Company's sales and earnings before interest and taxes ("EBIT") for fiscal 2001 and book value as of the end of fiscal 2001. In reviewing the following discussion of CCC's analysis, the reader is cautioned that management's projections were generated in mid-1996, several months before the Board decided to proceed with the Rights Offering, and were prepared for internal planning purposes, rather than with a view to providing material for prospective investors. Accordingly, and in light of Radyne's recent emergence from bankruptcy as an essentially new company, the reader should consider carefully the potential impact of these facts on the inherent reliability and continued validity of management's projected results and their effect on CCC's October 1996 analysis and the Board's determination of the Subscription Price. Moreover there are no assurances that the Company's performance will meet the projected results.

    Management's projections that constitute the key components of the parameters of value measurement utilized by CCC, all for, or as of the end of, fiscal 2001 were as follows (in thousands): sales-- $40,014; EBIT--$7,432; net assets (book value) --$17,124. The present values of these components, at 30% and 40% discount rates from 2001 to 1996 (5 years) are as follows (in thousands):



                                                                              30%        40%
                                                                           ---------  ---------
Sales....................................................................  $  10,776  $   7,440
EBIT.....................................................................  $   2,002  $   1,382
Book Value...............................................................  $   4,612  $   3,184



    To estimate net income, a tax rate of 37% was applied to the present valued EBIT figures, which yielded net income figures of $1,261 and $871, respectively, at the 30% and 40% discount rates.



    The range of price-earnings ratios of the twelve companies compared to Radyne (six of which had deficits and, therefore, did not enter the calculations of the mean form of average) was 16.5 to 102 and the mean excluding extreme values was 38. Applying this multiple to the above calculated values of net income, and dividing by the number of shares outstanding before giving effect to the Reverse Split (18.75 million shares), yielded a value per share of $1.76 to $2.56.



    Although the similarly calculated ratio of market value plus interest bearing debt to EBIT produced an average of 28 (4 of the 12 compared companies had EBIT deficits and the range of the others was 11.5 to 70), the resulting values (after subtracting Radyne's outstanding $4.6 million of interest bearing debt as of June 30, 1996), $2.55 per share to $2.74 per share, were not used. Indeed, they were rather duplicative of the price-earnings ratio results. Instead, on the basis of CCC's experience in venture capital investments, including those in leveraged buyouts, a multiple of 4 times EBIT, less outstanding interest bearing debt, was used, yielding values of $.29 to $.43 per share.



    With respect to comparable company market value to book value ratios, the average (mean without extreme values) was 2.2 with a range of .54 to 10.28. The value per share range for Radyne on this parameter was calculated at $.37 to $.54.



    Similarly, the market value to revenues ratios of the comparable companies ranged from .2 to 5.6 and averaged 1.7, with a resultant value for Radyne of $.67 to $.98 per share.



    Averaging the foregoing parameter-based values produced a range of $1.13 to $1.45 per share, before excluding the EBIT calculations that were duplicative of the net income calculations, and $.41 to $.55, after such exclusion.



    With respect to the comparable acquisition transaction approach, CCC reviewed acquisitions completed or pending after January 1, 1995. These included acquisitions of ConferTech International, Microwave Networks, Inc., Primary Access Corp., Chyron (Pesa/Pesa Electronica), TIE/Communications Inc., Lucent Technologies Inc., Pinnacle Investment Associates, StrataCom Inc., Network Express Inc., Sunair Electronics Inc., Penril DataComm Networks Inc., Telebit Corp., Colonial Data Technologies, Fibronics International Inc., and LXE. Extremes and inapplicable comparisons (Lucent Technologies Inc. and LXE) were excluded, and the following parameters were used: 1) offering price-earnings ratio; 2) ratio of offering enterprise value (including assumed debt) to target EBIT; 3) ratio of offering price to target book value; 4) ratio of offering price to target sales; and 5) premium of offering price over target company market price four weeks prior to announcement of the offer. The ranges and averages for these parameters were as follows:



PARAMETER   RANGE                                                                           AVERAGE
                                                                                        ----------------
    1)      14.1-80.7 (excluding 6 companies with earnings deficits)..................              20.9
    2)      9.8-51.5 (excluding 6 companies with earnings deficits)...................              27.0
    3)      1.2-30.8..................................................................               3.4
    4)      .27-12.09.................................................................               2.3
    5)      6.8% discount--85.5% premium..............................................       33% premium

    In calculating Radyne's value, the values resulting from the application of the first four parameters to Radyne's discounted parameter components were reduced by the 33% average premium paid in the comparable transactions. The resultant values ranged from $.38 per share to $1.84 per share.



    However, it should be noted that most of the companies and acquisition targets included in the analysis have businesses developed to a much higher maturity level than that of the Company. This fact may be seen as adversely affecting the validity of the comparison. Therefore, after considering the other, essentially non-quantifiable factors described above and the foregoing ranges and averages: $1.76-$2.56; $.29-$.43; $.37-$.54; $.67-$.98--in summary
$.41-$.55; and $.38-$1.84, CCC applied a further discount of 20% to 25% to reflect Radyne's small size and unseasoned nature and estimated that a reasonable value for submission to the Board of Directors for consideration of the Subscription Price was $.50 per share (before giving effect to the Reverse Split.) As indicated above, the Board multiplied this figure by 5 for a post-split number of $2.50 per share.


USE OF PROCEEDS

    The maximum net proceeds to be received by the Company from the sale of the Rights Shares, net of estimated expenses payable by the Company, are estimated to be approximately $5,380,000. The Company presently intends to use the net proceeds of this offering to repay indebtedness to ST (approximately $4,142,000 including principal and interest) and either a portion of the Company's short-term bank debt or for general corporate and working capital purposes (including research and development costs).

    The indebtedness to ST which the Company intends to repay with the proceeds of the offering equals $4,100,000 in principal amount, with interest at 6.625%, due April 30, 1997. This indebtedness was incurred for short-term working capital purposes or to repay other indebtedness incurred for such purposes.

    The net proceeds of the sale of the Rights Shares are subject to apportionment among the categories listed above or to new categories in response to, among other things, changes in the Company's plans, industry conditions, the amount of the Company's bank debt (approximately $6,900,000 as of the date hereof), interest rates and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plan and changes in economic and industry conditions.

    Based on the Company's operating plan, the Company believes that the net proceeds of this offering, together with cash flows from operations, funding available under its bank credit lines and funding which may be made available from or through affiliates (See "Risk Factors--Debt Financing"), will be sufficient to satisfy its capital requirements and finance its plans for expansion for at least the next 12 months. Such belief is based upon certain assumptions, including, but not limited to, the Company's operating cash flow expectations, and there can be no assurance that such assumptions are correct. Accordingly, there can be no assurance that such resources will satisfy the Company's capital requirements for such period. After such 12-month period, the Company anticipates that it may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, and may involve bank financing. In addition, contingencies may arise which may require the Company to obtain additional capital. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its current plans. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION

    The following table sets forth, as at December 31, 1996, (a) the actual capitalization of the Company giving effect to the Reverse Split, (b) the pro forma capitalization of the Company giving effect to an approximately $2,400,000 increase in the Company's short-term indebtedness after that date, and (c) the capitalization of the Company, adjusted to give effect to the receipt by the Company of estimated net proceeds of approximately $5,379,583 from the sale of the Rights Shares and the use of such proceeds to repay short-term indebtedness. See "Purpose of the Rights Offering and Use of Proceeds."

                                                      ACTUAL        PRO FORMA     AS ADJUSTED
                                                   -------------  -------------  -------------
Short-term debt:.................................  $   8,646,862  $  11,046,862  $   5,667,279
Long-term debt:..................................         81,016         81,016         81,016
Stockholders' equity (deficit):
  Common stock--$.002 par value,
    Authorized--20,000,000 shares; issued and
    outstanding 3,759,721 shares; 6,015,554
    shares, as adjusted..........................          7,519          7,519         12,031
Additional paid in capital.......................        605,782        605,782      5,980,853
Retained earnings (deficit)......................     (5,059,927)    (5,059,927)    (5,059,927)
Total stockholders' equity (deficit).............     (4,446,626)    (4,446,626)       932,957
Total capitalization.............................     (4,365,610)    (4,365,610)     1,013,973

                                    DILUTION

    The net tangible book value (deficit) of the Company at December 31, 1996, was $(5,148,269), or $(1.37) per share of Common Stock. Net tangible book value per share of Common Stock represents the tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the Rights Shares offered hereby, and the application of the net proceeds therefrom, the net tangible book value of the Common Stock at December 31, 1996 would have been approximately $231,314 or $.04 per share. This represents an immediate increase in net tangible book value of $1.41 per share to existing shareholders and an immediate dilution to purchasers of Rights Shares of $2.46 (98%) per share.

                                                                                   PER SHARE
                                                                              --------------------
Rights offering price.......................................................             $    2.50
Net tangible book value (deficit) at December 31, 1996......................  $   (1.37)
Increase attributable to sale of Rights Shares..............................  $    1.41
Pro forma net tangible book value after this offering(1)....................             $    0.04
                                                                                         ---------
Dilution to new investors...................................................             $    2.46
                                                                                         ---------
                                                                                         ---------

------------------------

(1) After deducting offering expenses of approximately $260,000 payable by the Company.

    The foregoing computations exclude (i) 968,395 shares of Common Stock issuable upon exercise of stock options outstanding as of January 31, 1997, at an exercise price of $2.50 per share and (ii) 313,647 shares reserved for future grants under the Company's 1996 Incentive Stock Option Plan, the exercise of which would not be dilutive. See "Management--Stock Option Plan" and Note 14 of Notes to Financial Statements.

                              THE RIGHTS OFFERING

SHAREHOLDER RIGHTS

    Shareholders, other than ST and residents of California, will receive three Shareholder Rights for every five shares of Common Stock held on the Record Date, as adjusted for the Reverse Split. An aggregate of approximately 215,833 Shareholder Rights will be distributed. Holders are entitled to purchase at the Subscription Price one share of Common Stock for each Shareholder Right held. The Shareholder Rights will expire on the Expiration Date. The Shareholder Rights will be transferable. No fractional Rights will be issued.

ST RIGHTS

    SPL will receive 2,040,000 ST Rights. This equals the number of rights which ST would have received on the 3-for-5 basis applicable to other shareholders. SPL will make 74,000 of such Rights available to employees of its affiliates, including non-employee directors of the Company. The ST Rights will otherwise be nontransferable. The ST Rights will expire on the Expiration Date, except that 280,000 of such Rights will be exercisable, if at all, only during the five business days next following the Expiration Date. Holders will be entitled to purchase one share of Common Stock at the Subscription Price for each ST Right.

    Concurrently with the distribution of the Rights, 280,000 Rights Options granted under the Company's 1996 Incentive Stock Option Plan will become exercisable at the Subscription Price until the Expiration Date. (See "Management--Stock Option Plan.") The Rights Options were granted by the Board on November 13, 1996, and extended on March 3, 1997, at the request of ST. In order to ensure that ST's interest, rather than the other shareholders' interests, in the Company would be diluted by the exercise of the Rights Options, 280,000 of the ST Rights will not be exercisable, if at all, until the Expiration Date. A portion of these 280,000 ST Rights, up to the number of Shareholder Rights and Rights Options, if any, which expire unexercised, will then be exercisable during the five business days following the Expiration Date.

EXPIRATION DATE

    The Rights will expire at 5:00 p.m., New York time, on May 30, 1997, except that the Company reserves the right to extend the exercise period on one or more occasions if the Board of Directors determines that the occurrence of a material event necessitates an amendment of the Registration Statement or recirculation of this Prospectus, which forms a part thereof, in order to permit time for the distribution of such information. After the Expiration Date, unexercised Rights (except certain ST Rights as described above) will be null and void. The Company will not be obligated to honor any purported exercise of such Rights received by the Subscription Agent or the Company after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

    If the Company elects to extend the Expiration Date, it will issue a press release to such effect not later than the first business day following the most recently announced Expiration Date. In the event the Company elects to extend the Expiration Date by more than 14 calendar days, it will, in addition, cause written notice of such extension to be promptly sent to all Holders of record.

EXERCISE OF RIGHTS

    Rights may be exercised by delivering to the Subscription Agent or the Company, at or prior to 5:00 p.m., New York time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signatures guaranteed, together with payment in full of the Subscription Price for each Right exercised. Such payment in full must be by check drawn upon a U.S. bank or postal, telegraphic or express money order payable to Continental Stock Transfer & Trust

Company, as Subscription Agent; provided, however, that checks or money orders sent directly to the Company should be made payable to Radyne Corp. Payment of the Subscription Price will be deemed to have been received by the Subscription Agent or the Company, as the case may be, only upon (a) clearance of any uncertified check, or (b) receipt by the Subscription Agent or the Company, as the case may be, of any certified check drawn upon a United States bank or of any postal, telegraphic or express money order.

    IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

    The address to which the Subscription Certificates and payment of the Subscription Price with respect to Rights should be delivered to the Subscription Agent is set forth below under "Subscription Agent."

    If a Holder wishes to exercise Rights, but time will not permit such Holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent or the Company on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

        (i) such Holder has caused payment in full of the Subscription Price for each Rights Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

        (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guaranteed notice (a "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), substantially in the form available upon request from the Subscription Agent whose address and telephone numbers are set forth under "Subscription Agent" below, stating the name of the exercising Holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising Holder, the number of Rights Shares being subscribed for and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate(s) evidencing such Rights within three business days following the date of the Notice of Guaranteed Delivery; and

       (iii) the properly completed Subscription Certificate(s), with any required signatures guaranteed, is received by the Subscription Agent within three business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth under "Subscription Agent" below, or may be transmitted to the Subscription Agent by facsimile transmission (telecopy no. (212) 509-5150).

    A Holder who holds shares of Common Stock for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment. In addition, the beneficial owner of Common Stock or Rights held through such a holder of record should contact the Holder and request the Holder to effect transactions in accordance with the beneficial owner's instructions.

    Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the Holder or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

    If either the number of Rights Shares being subscribed for is not specified on the Subscription Certificate, or the amount delivered is not enough to pay the Subscription Price for all Rights Shares stated to be subscribed for, the number of Rights Shares subscribed for will be assumed to be the maximum amount that could be subscribed for upon payment of such amount, after allowance for the Subscription Price of any specified Rights Shares.

    These instructions should be read carefully and followed in detail.

    THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT OR THE COMPANY WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT OR THE COMPANY AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTS HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

    Any shareholder of record who wishes to exercise a Shareholder Right must submit his Common Stock share certificate(s), either simultaneously with his Subscription Certificate or prior to that time, for exchange into a new share certificate reflecting the Reverse Split, in accordance with instructions heretofore distributed by the Company's transfer agent. SUBSCRIPTION CERTIFICATES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS OF RECORD WHO DO NOT COMPLY WITH THIS REQUIREMENT. However, this requirement will not affect the transferability of Shareholder Rights.

    Because the cost of qualifying the Rights Shares for sale in the State of California would have been disproportionately high as compared to the expected proceeds of such sales, the Rights Shares have not been so qualified. Accordingly subscriptions cannot be accepted from residents of California.

    All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. NEITHER THE COMPANY NOR THE SUBSCRIPTION AGENT WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECT OR IRREGULARITY IN CONNECTION WITH THE SUBMISSION OF SUBSCRIPTION CERTIFICATES OR INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH NOTIFICATION.

    Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus or the Notice of Guaranteed Delivery should be directed to the Company at 5225 South 37th Street, Phoenix, Arizonia 85040, Attention: Director of Administration. Telephone: (602) 437-9620.

NO REVOCATION

    ONCE A HOLDER OF RIGHTS HAS EXERCISED THOSE RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED.

FRACTIONAL SHARES

    Fractional Rights will not be distributed by the Company and a Right may not be exercised in part.

METHOD OF TRANSFERRING SHAREHOLDER RIGHTS

    The Shareholder Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate may be transferred (but only in units to purchase whole shares) by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Holder or, if the Holder so instructs, to an additional transferee.

    Holders wishing to transfer all or a portion of their Shareholder Rights (but only in units to purchase whole shares) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. If time does not permit a transferee of a Right who wishes to exercise its Right to deliver its Subscription Certificate to the Subscription Agent on or before the Expiration Date, such transferee should make use of the Guaranteed Delivery Procedure described under "Exercise of Rights" above. Neither the Company nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates or new Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

    It is not anticipated that a market will be made in the Rights or that they will be traded on any exchange. There is no assurance that any market will develop for the Rights. In any event, trading in the Rights will cease at the close of business on the business day preceding the Expiration Date. Because subscriptions cannot be accepted from residents of California, Rights may not be transferred to such residents.

FEES AND EXPENSES

    Except for the fees charged by the Subscription Agent (which will be paid by the Company as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase or sale of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

    All fees and other expenses incurred in connection with the exercise of Rights will be for the account of the Holder of such Rights, and none of such fees or expenses will be paid by the Company or the Subscription Agent.

SUBSCRIPTION AGENT
    The Company has appointed Continental Stock Transfer and Trust Co. as Subscription Agent for the Rights Offering. The Subscription Agent's address, which is its address to which the Subscription Certificates and payment of the Subscription Price must be delivered, as well as the address to which Notice of Guaranteed Delivery must be delivered, is:

                       Continental Stock Transfer & Trust Company
                       2 Broadway
                       New York, New York 10004
                       (212) 509-4000

    Subscription Price payments received by the Subscription Agent will be held thereby, pending the application or return of such payments in accordance with the terms of the Rights Offering.

    The Company will pay the Subscription Agent reasonable and customary compensation for its services in connection with the Rights Offering and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS WITH RESPECT TO WHETHER A HOLDER SHOULD EXERCISE RIGHTS TO PURCHASE SHARES OF THE COMMON STOCK PURSUANT TO THE RIGHTS OFFERING, TO INVESTORS WITH RESPECT TO WHETHER AN INVESTOR SHOULD PURCHASE SHARES OF THE COMMON STOCK, OR TO PERSONS WITH RESPECT TO WHETHER A PERSON SHOULD PURCHASE RIGHTS.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, special counsel to Radyne, the following are the federal income tax consequences of the Rights Offering that are likely to be material to the Holders (other than certain Holders described in the following paragraph) upon the issuance, exercise, transfer and lapse of the Rights.

    This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change on a prospective or retroactive basis, and on the accuracy of certain representations of the Company. The tax consequences of the Rights Offering under state, local and foreign law are not discussed. Moreover, special considerations not described herein may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, regulated investment companies, foreign entities, individuals who are not citizens or residents of the United States for federal income tax purposes, tax-exempt organizations or accounts and corporations affiliated with the Company. The discussion is limited to those who have held the Common Stock, and will hold the Rights and any Common Stock acquired upon the exercise of Rights as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and to U.S. citizen or resident individuals who receive ST Rights in connection with the performance of services as a director of the Company.

SHAREHOLDER RIGHTS

    ISSUANCE OF THE SHAREHOLDER RIGHTS. Holders of Common Stock will not recognize taxable income for federal income tax purposes in connection with the receipt of the Shareholder Rights.

    BASIS AND HOLDING PERIOD OF THE SHAREHOLDER RIGHTS. If either (i) the fair market value of the Shareholder Rights on the date of issuance is equal to 15% or more of the fair market value (on such date) of the Common Stock with respect to which they are received or (ii) the shareholder properly elects, in the shareholder's federal income tax return for the taxable year in which the Shareholder Rights are received, to allocate part of the basis of such Common Stock to the Shareholder Rights, then upon exercise or transfer of the Shareholder Rights, the shareholder's basis in such Common Stock will be allocated between the Common Stock and the Shareholder Rights exercised or transferred in proportion to the fair market values of each on the date of issuance. Except as provided in the preceding sentence, the basis of the Shareholder Rights received by a shareholder as a distribution with respect to such shareholder's Common Stock will be zero.

    The holding period of a shareholder with respect to the Shareholder Rights received as a distribution on such shareholder's Common Stock will include the shareholder's holding period for the Common Stock with respect to which the Shareholder Rights were issued.

    In the case of a purchaser of Shareholder Rights, the tax basis of such Shareholder Rights will be equal to the purchase price paid therefor, and the holding period for such Shareholder Rights will commence on the day following the date of the purchase.

    TRANSFER OF THE SHAREHOLDER RIGHTS. A shareholder who sells the Shareholder Rights prior to exercise will recognize gain or loss equal to the difference between the amount realized from the sale and such shareholder's basis (if any) in the Shareholder Rights sold. Such gain or loss will be capital gain or loss if gain or loss from a sale of the underlying Rights Shares would be characterized as capital gain or loss at the time of such sale. Any gain or loss recognized on a sale of Shareholder Rights acquired by purchase will be capital gain or loss if the underlying Rights Shares would be a capital asset in the hands of the seller.

    LAPSE OF THE SHAREHOLDER RIGHTS. Shareholders who allow the Shareholder Rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the Common Stock, if any, owned by such shareholders.

    Purchasers of the Shareholder Rights will be entitled to a loss equal to their tax basis in the Shareholder Rights, if such Shareholder Rights expire unexercised. Any loss recognized on the expiration of the Shareholder Rights acquired by purchase will be a capital loss if the underlying Rights Shares would be a capital asset in the hands of the purchaser.

    EXERCISE OF THE SHAREHOLDER RIGHTS; BASIS AND HOLDING PERIOD OF COMMON STOCK. Holders of Shareholder Rights will not recognize any gain or loss upon the exercise of Shareholder Rights. The basis of the Common Stock acquired through exercise of the Shareholder Rights will be equal to the sum of the Subscription Price paid therefor and the holder's basis in such Shareholder Rights (if any).

    The holding period for the Common Stock acquired through exercise of the Shareholder Rights will begin on the date the Shareholder Rights are exercised.

ST RIGHTS RECEIVED IN CONNECTION WITH SERVICES

    The following discussion relates to individuals who are U.S. citizens or residents for federal income tax purposes and receive ST Rights in connection with the performance of services as a non-employee director of the Company.

    RECEIPT OF RIGHTS. Directors will not recognize taxable income for federal tax purposes in connection with the receipt of such ST Rights.

    LAPSE OF RIGHTS. There would be no tax consequences in the event of the lapse of such ST Rights.

    EXERCISE OF RIGHTS. A director who exercises ST Rights generally will recognize ordinary income on the exercise date in an amount equal to the excess, if any, of the fair market value of the underlying Rights Shares on that date over the Subscription Price, provided that he properly makes and files an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after the exercise date to recognize ordinary income based on the value of the Common Stock on the exercise date. Otherwise, the amount of such director's ordinary income would be measured by the value of the Common Stock at the end of the six-month holding period imposed under Section 16(b) of the Exchange Act. Special rules may apply to a director who exercises an ST Right if the Subscription Price is greater than the fair market value of the underlying Rights Shares on the exercise date of the Right. Directors should consult their tax advisors to determine the tax consequences to them of exercising Rights.

    BASIS AND HOLDING PERIOD OF COMMON STOCK. A director's basis in a share of Common Stock received upon the exercise of an ST Right will equal the Subscription Price paid therefor plus the amount includible in income as ordinary income as discussed above. The holding period for the Common Stock acquired upon exercise of ST Rights will begin upon the expiration of the six-month holding period imposed under Section 16(b) of the Exchange Act, unless the director makes a timely and proper 83(b) Election with respect to such stock, in which case the holding period would begin on the day after the exercise date.

INFORMATION REPORTING AND WITHHOLDING

    Under the backup withholding rules of the Code, a Holder may be subject to backup withholding at the rate of 31 percent with respect to payments made pursuant to the Rights Offering, unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules will be credited against such Holder's federal income tax liability. The Company may require Holders to establish exemption from backup withholding or to make arrangements satisfactory to the Company with respect to the payment of backup withholding.

    THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING APPLICABLE TO HIS OR HER OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX LAWS.

                          PRICE RANGE OF COMMON STOCK

    The Company's Common Stock is traded in the over-the-counter market under the OTC Bulletin Board symbol "RADN" (prior to the Reverse Split, the symbol was "RDYN"). However, there is no established trading market as actual transactions are infrequent. The following table sets forth the range of high and low trading prices as reported by the National Quotation Bureau, Inc. for the periods indicated. It should be noted that these quotations relate almost entirely to periods prior to the Reverse Split. All pre-split quotations have accordingly been multiplied by 5. At December 9, 1996, the Company had approximately 550 shareholders of record. The Company believes that the number of beneficial owners is actually in excess of 1,600, due to the fact that a large number of shares are held in street name.

                                                                                         HIGH                  LOW
                                                                                        ------                 ---
1995:
  First Quarter (December 16, 1994* through March 31, 1995)....................          8  1/8                         5/8
  Second Quarter...............................................................          6  7/8                3        1/8
  Third Quarter................................................................          8  1/8                3        1/8
  Fourth Quarter...............................................................          7  1/2                3        3/4
1996:
  First Quarter................................................................          5  5/8                2        1/2
  Second Quarter...............................................................          6  7/8                3        3/4
  Third Quarter................................................................          9  7/32               4       1/16
  Fourth Quarter...............................................................         10                     5
1997:
  January......................................................................          6                     1
  February.....................................................................          4  1/2                3        3/4
  March........................................................................          4  1/2                3        1/8

------------------------

* The first day of trading of the Common Stock following Radyne's emergence from bankruptcy.

    On April 1, 1997 the last sale price of the Common Stock as reported by the OTC Bulletin Board was $4.50 per share.

                                DIVIDEND POLICY

    The Company has not paid dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors.

                            SELECTED FINANCIAL DATA

    The following selected statement of operations data for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994, and the selected balance sheet data at those dates, are derived from the Financial Statements of the Company and notes thereto audited by Deloitte & Touche LLP, independent certified public accountants for the Company. The selected statement of operations data for the years ended January 31, 1994 and January 31, 1993 and the selected balance sheet data at January 31, 1994 and January 31, 1993 are derived from the unaudited financial statements of the Company. Per share data and shares outstanding reflect an adustment for the effects of the Reverse Split. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA

                                                                                              PREDECESSOR(1)
                                      SIX MONTHS                                    ----------------------------------
                                        ENDED                     SIX AND ONE-HALF  TEN AND ONE-HALF     YEAR ENDED
                                     DECEMBER 31,   YEAR ENDED      MONTHS ENDED      MONTHS ENDED       JANUARY 31,
                                       1996(2)     JUNE 30, 1996   JUNE 30, 1995    DECEMBER 16, 1994       1994
                                     ------------  -------------  ----------------  -----------------  ---------------
Net sales..........................   $4,905,059    $ 3,829,523      $1,861,262        $ 2,569,396       $ 4,966,617
Cost of sales......................    4,052,433      2,559,350       1,228,747          2,229,329         5,620,108
Gross profit (loss)................      852,626      1,270,173         632,515            340,067          (653,491)
Selling, general, and
 administrative expenses...........    1,437,971      1,843,576         961,162          1,658,388         3,363,893
Asset impairment charge(3).........      421,000
Research and development...........      808,025      1,794,823                                              785,679
Operating income (loss)............   (1,814,370)    (2,368,226)       (328,647)        (1,918,519)       (4,803,063)
Interest expense...................      255,604        256,871          36,209            118,235           634,061
Professional fees related to
 reorganization....................                                                        600,198
Income (loss) before fresh start
 adjustments, extraordinary items
 and taxes on income...............   $(2,069,974)  $(2,625,097)     $ (364,856)       $(2,036,754)      $(5,437,124)
Fresh start adjustments............                                                      1,598,841
Income (loss) before extraordinary
 items and taxes on income.........   $(2,069,974)  $(2,625,097)     $ (364,856)       $  (437,913)      $(5,437,124)
Extraordinary items(4).............                                                      2,699,156
Income (loss) before taxes on
 income............................   $(2,069,974)  $(2,625,097)     $ (364,856)       $ 2,261,243       $(5,437,124)
Taxes on income....................
Net income (loss)..................   $(2,069,974)  $(2,625,097)     $ (364,856)       $ 2,261,243       $(5,437,124)
Net income (loss) per share before
 extraordinary items...............   $     (.55)   $      (.70)     $     (.10)       $     (1.33)      $    (21.30)
Net income (loss) per share........   $     (.55)   $      (.70)     $     (.10)       $      6.87       $    (21.30)
Weighted average number of
 outstanding shares................    3,750,699      3,742,227       3,729,721            329,020           255,169


                                       YEAR ENDED
                                       JANUARY 31,
                                          1993
                                     ---------------
Net sales..........................    $ 7,016,427
Cost of sales......................      4,128,567
Gross profit (loss)................      2,887,860
Selling, general, and
 administrative expenses...........      1,403,438
Asset impairment charge(3).........
Research and development...........        619,758
Operating income (loss)............        864,664
Interest expense...................        106,546
Professional fees related to
 reorganization....................        758,118
Income (loss) before fresh start
 adjustments, extraordinary items
 and taxes on income...............        758,118
Fresh start adjustments............
Income (loss) before extraordinary
 items and taxes on income.........        758,118
Extraordinary items(4).............
Income (loss) before taxes on
 income............................    $   758,118
Taxes on income....................         46,291
Net income (loss)..................    $   711,827
Net income (loss) per share before
 extraordinary items...............    $      3.40
Net income (loss) per share........    $      3.40
Weighted average number of
 outstanding shares................        208,306

BALANCE SHEET DATA

                                                                                                       PREDECESSOR
                                                                 AT                              -----------------------
                                                              12/31/96   AT 6/30/96  AT 6/30/95  AT 12/16/94  AT 1/31/94  AT 1/31/93
                                                             ----------  ----------  ----------  -----------  ----------  ----------
Cash and cash equivalents..................................  $  186,488  $      971  $    2,109   $ 256,398   $   84,467  $   35,936
Working capital (deficit)..................................  (5,851,527) (4,082,987) (1,343,018)   (977,678)  (2,284,575)    794,530
Total assets...............................................   6,572,917   3,272,686   3,452,999   3,084,394    1,354,933   3,127,276
Long-term liabilities......................................     161,968     130,414     168,304     192,603      188,123     248,269
Total liabilities..........................................  11,019,543   5,669,338   3,264,554   2,531,093    3,612,875   2,202,969
Stockholder equity (deficit)...............................  (4,446,626) (2,396,652)    188,445     553,301   (2,257,942)    924,307

------------------------
(1) The Company petitioned for bankruptcy protection in April 1994 and operated as a debtor-in-possession until December 16, 1994.
(2) The Company has changed its fiscal year to the calendar year.
(3) Consists of the writedown of designs and drawings in light of the introduction of replacement products.
(4) Consists of $1,062,667 gain on exchange of debt for common stock and $1,636,489 gain on debt forgiveness.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    In reviewing the following material, the reader should take note of the fact that the respective periods being compared are of various durations. This is due to several changes in the Company's fiscal year. Prior to bankruptcy, the predecessor company's fiscal year was from February 1 to January 31. Upon emergence from bankruptcy on December 16, 1994, the predecessor company's fiscal year ended on that date, thus creating a ten and one-half month fiscal period from February 1 through December 16, 1994. The adoption of the fiscal year of the Company's new parent (ETS) at that time created a fiscal period from December 17, 1994 through June 30, 1995, followed by a full year ended June 30, 1996. Upon becoming a subsidiary of ST in August of 1996, the Company adopted ST's fiscal year (the calendar year), creating a stub fiscal period from July 1 through December 31, 1996.

    This section contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

RESULTS OF OPERATIONS
  SIX MONTH PERIOD ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1996.

    The Company's net sales increased 28% to $4,905,000 during the six month period ended December 31, 1996 from $3,830,000 during the twelve months ended June 30, 1996. This increase is primarily attributable to the introduction of the Company's new product lines which have experienced exceptional market acceptance. Volume in terms of units sold has increased with sales of products introduced since July 1, 1995 increasing from $434,000 for the period ended June 30, 1996 to $3,477,000 for the period ended December 31, 1996.

    The Company's cost of sales as a percentage of net sales increased to 83% during the six months ended December 31, 1996 from 67% for the fiscal year ended June 30, 1996. There were two primary reasons for this increase in percentage, both of which the Company considers largely extraordinary. First, there were adjustments to inventory of $491,000 (10% of sales) for obsolescence. Of this amount $364,000 was related to the introduction of new products which essentially rendered one entire older product line obsolete, $110,000 was related to ongoing product development and $17,000 was related to the valuation of excess materials on hand. Second, $340,000 (7% of sales) of start-up costs related to the introduction of new products were included in the cost of sales for the period ended December 31, 1996. These products include a new generation modem sub-system which makes use of the Company's proprietary technology from older products while adding features and reducing future manufacturing costs. Also, the Company has introduced and shipped the new "Digital Video Broadcast" modem which has experienced exceptional acceptance in the marketplace. Also contributing to the increase in cost of sales as a percentage of sales were freight charges related to international sales (2% of sales) and higher than anticipated warranty expense on some of the Company's older products (1% of sales).

    The Company is obligated to pay royalties to Merit Microwave, Inc. ("Merit") on sales of certain translator products developed by Merit. The royalty rate ranges from five to ten percent of the selling price. During the period ended December 31, 1996, the Company paid $2,200 for royalty expenses, which were included in direct cost of goods sold.

    Selling, general and administrative costs decreased to $1,438,000 or 29% of sales during the six months ended December 31, 1996 from $1,844,000 or 48% of sales for the fiscal year ended June 30, 1996. The decrease in expenses was primarily attributable to the decreased time frame of the current period over the prior period and partially offset by increased costs related to the higher level of business that the Company experienced during the current period.

    The Company recorded an "asset impairment charge" of $421,000 during the period to reflect a valuation adjustment to Designs and Drawings which were partially impaired due to the introduction of new product lines. The valuation of designs and drawings is the result of adjustments made by the Company to adopt Fresh Start reporting in accordance with AICPA Statement of Position ("SOP") 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE, and represents the excess reorganization value that has been applied to the acquired technology supporting the Company's products (Note 3 to the Financial Statements). Amortization of designs and drawings is computed using the straight-line method over an estimated useful life of four to seven years. The remaining asset carries a net book value of $702,000 and will be amortized using the straight-line method over the remaining estimated useful life of two to five years.

    Research and development expenditures decreased to $808,000 (16% of sales) during the six months ended December 31, 1996 from $1,795,000 (47% of sales) for the twelve months ended June 30, 1996. The decrease in expenses was primarily attributable to the decreased time frame of the current period relative to the prior period. Additionally, the Company had embarked on a major development program during the fiscal year ended June 30, 1996, in order to regain a competitive posture after two fiscal periods during which the Company had made no development effort.

    Interest expense net of interest income decreased to $256,000 (5% of sales) during the six months ended December 31, 1996 from $257,000 (7% of sales) for the fiscal year ended June 30, 1996. The small decrease in expense was primarily attributable to the decreased time frame of the current period as compared to the prior period, offset by additional interest from the Company's increased debt level.

    For the period ended December 31, 1996, the Company did not provide for income taxes, due to the net loss. The Company also did not provide for income taxes for the twelve month period ended June 30, 1996, due to net operating losses.

    For the six month period ended December 31, 1996, the Company had a net loss of ($2,070,000) as compared with a net loss of ($2,625,000) in the twelve month period ended June 30, 1996. The decrease was primarily attributable to the decreased time frame of the current period relative to the prior period as partially offset by the increase in cost of sales as a percentage of sales and the expenses of increased business activity, as discussed above.

    "New Orders Booked" (firm, fixed orders from customers) for the six months ended December 31, 1996 were $5,939,000 as compared to $4,184,000 for the year ended June 30, 1996. The Company's "Backlog" of orders to be shipped (orders from the prior period which had not yet been shipped plus New Orders Booked less orders shipped during the period) was $2,473,000 as of December 31, 1996, an increase of 72% over the $1,439,000 in Backlog as of June 30, 1996. The Company's Backlog consists of firm orders as evidenced by written contracts and/or purchase orders from customers.

SIX MONTH PERIOD ENDED DECEMBER 31, 1996
  COMPARED TO SIX MONTH PERIOD ENDED DECEMBER 31, 1995

    The following table sets forth, for the periods indicated, certain financial items used in the discussion below:

                                                         SIX MONTHS ENDED   SIX MONTHS ENDED
                                                         DECEMBER 31, 1996  DECEMBER 31, 1995
                                                         -----------------  -----------------
Net Sales..............................................    $   4,905,059     $     2,397,235
Cost of Sales..........................................        4,052,433           1,475,284
Selling G&A............................................        1,437,971             846,113
R&D....................................................          808,025             588,451
Net Interest Expense...................................          255,604              71,274
Net Loss...............................................       (2,069,974)           (583,887)

    The Company's net sales increased 105% to $4,905,000 during the six month period ended December 31, 1996 from $2,397,000 during the six month period ended December 31, 1995. This increase is primarily attributable to the introduction of the Company's new product lines. Volume in terms of units sold has increased with sales of products introduced since July 1, 1995 increasing from $183,000 for the period ended December 31, 1995 to $3,477,000 for the period ended December 31, 1996.


    The Company's cost of sales as a percentage of net sales increased to 83% during the six months ended December 31, 1996 from 62% for the six months ended December 31, 1995. There were two primary reasons for this increase in percentage, both of which the Company considers largely extraordinary. First, there were adjustments to inventory of $491,000 (10% of sales) for obsolescence. Of this amount $364,000 was related to the introduction of new products which essentially rendered one entire older product line obsolete, $110,000 was related to ongoing product development and $17,000 was related to the valuation of excess materials on hand. Second, $340,000 (7% of sales) of start-up costs related to the introduction of new products were included in the cost of sales for the period ended December 31, 1996 as described on page 30 above. Also contributing to the increase in cost of sales as a percentage of sales were freight charges related to international sales (2% of sales) and higher than anticipated warranty expenses on some of the Company's older products (1% of sales).


    Selling, general and administrative costs increased to $1,438,000 or 29% of sales during the six months ended December 31, 1996 from $846,000 or 35% of sales for the six months ended December 31, 1995. The increase in expenses was primarily attributable to the higher level of business that the Company experienced during the current period.

    The Company recorded an "asset impairment charge" of $421,000 during the period, as described above.

    Research and development expenditures increased to $808,000 (16% of sales) during the six months ended December 31, 1996 from $588,000 (25% of sales) for the six months ended December 31, 1995, as the Company's development program, which commenced in the earlier period, continued at an even stronger pace.

    Interest expense net of interest income increased to $256,000 (5% of sales) during the six months ended December 31, 1996 from $71,000 (3% of sales) for the six months ended December 31, 1995. The increase was due to the Company's increased debt level.

    For the period ended December 31, 1996, the Company did not provide for income taxes, due to the net loss. The Company also did not provide for income taxes for the six month period ended December 31, 1995, due to net operating losses.

    For the six month period ended December 31, 1996, the Company had a net loss of ($2,070,000) as compared with a net loss of ($584,000) in the six month period ended December 31, 1995. The increase was primarily attributable to the increase in cost of sales as a percentage of sales and the expenses of increased business activity, as discussed above.

    New Orders Booked for the six months ended December 31, 1996 were $5,939,000 as compared to $1,525,000 for the six months ended December 31, 1995. The Company's Backlog of orders to be shipped was $2,473,000 as of December 31, 1996, a more than sixfold increase over the $213,000 in Backlog as of December 31, 1995.

  FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO SIX AND ONE-HALF MONTH PERIOD ENDED JUNE 30, 1995

    The Company's net sales increased 206% to $3,830,000 during the period ended June 30, 1996 from $1,861,000 during the six and one-half months ended June 30, 1995 primarily due to the increased time frame of the period being reported upon herein over the prior period.

    The Company's cost of sales as a percentage of net sales increased to 67% during the fiscal year ended June 30, 1996 from 66% for the six and one-half months ended June 30, 1995.

    Selling, general and administrative costs increased to $1,844,000 or 48% of sales during the fiscal year ended June 30, 1996 from $961,000 or 52% of sales for the six and one-half months ended June 30, 1995. The increase in expenses was primarily attributable to the increased time frame of the current period over the prior period.

    Research and development expenditures increased to $1,795,000 during the fiscal year ended June 30, 1996 from $-0- for the six and one-half months ended June 30, 1995. The Company embarked on a major development program during the fiscal year ended June 30, 1996, in order to regain a competitive posture after two fiscal periods during which the Company had made no development effort.

    Interest expense net of interest income increased to $257,000 (7% of sales) during the fiscal year ended June 30, 1996 from $36,000 (2% of sales) for the six and one-half months ended June 30, 1995, due primarily to increased borrowings.

    For the period ended June 30, 1996, the Company did not provide for income taxes, due to the net loss. The Company also did not provide for income taxes for the six and one-half month period ended June 30, 1995, due to net operating losses.

    For the twelve month period ended June 30, 1996, the Company had a net loss of ($2,625,000) as compared with a net loss of ($365,000) in the period ended June 30, 1995. The increase was primarily attributable to the increased level of research and development expenditures and interest expense along with the increased time frame of the period being reported upon over the prior period.

  SIX AND ONE-HALF MONTH PERIOD ENDED JUNE 30, 1995 COMPARED TO TEN AND ONE-HALF MONTH PERIOD ENDED DECEMBER 16, 1994 (PREDECESSOR COMPANY)

    In March, 1995, the Company's Board of Directors resolved to end the predecessor company's fiscal year that began February 1, 1994 on December 16, 1994, the date on which the Company's Second Amended Plan of Reorganization was confirmed by the Bankruptcy Court. In addition, the Board of Directors resolved to end the Company's fiscal year on June 30 for all ensuing periods.

    The Company's net sales decreased 28% to $1,861,000 during the six and one-half month period ended June 30, 1995 from $2,569,000 during the period ended December 16, 1994. The decrease in sales was partially attributable to the filing of bankruptcy in April 1994 and the lack of credit from vendors to supply product to the Company. Additionally, there were customer delays in placing orders in anticipation of the Company's next generation of satellite modems, which were expected to be introduced in the first quarter of 1994, but because of the bankruptcy filing, were introduced in the first quarter of 1995.

    The Company's cost of sales as a percentage of net sales decreased to 66% during the six and one-half month period ended June 30, 1995 from 87% during the ten and one-half month period ended December 16, 1994. The concomitant increase in gross margin resulted, in part, from the Company's emergence from bankruptcy.

    Selling, general and administrative costs decreased to $961,000 during the six and one-half month period ended June 30, 1995 from $1,658,000 during the ten and one-half month period ended December 16, 1994. The reduction was mainly attributable to the difference in time of the periods being compared.

    Research and development expenditures were $-0- during the six and one-half month period ended June 30, 1995, and $-0- during the ten and one-half month period ended December 16, 1994.

    Interest expense net of interest income decreased to $36,000 during the six and one-half month period ended June 30, 1995 from $118,000 during the ten and one-half month period ended December 16, 1994.

    For the ten and one-half month period ended December 16, 1994, the predecessor company incurred $600,000 in professional fees related to its reorganization, had a fresh start adjustment of $1,599,000, had a gain of $1,063,000 on the exchange of debt for common stock and had a gain of $1,636,000 on debt forgiveness.

    For the six and one-half month period ended June 30, 1995, the Company did not provide for income taxes, due to the net losses for the year. The predecessor company also did not provide for income taxes for the prior period ended December 16, 1994, due to net operating loss carry forwards from prior years.

    For the six and one-half month period ended June 30, 1995, the Company had a net loss before extraordinary items of ($365,000) as compared with a net loss of ($438,000) in the period ended December 16, 1994. This improvement was due in part to the reduction in work force and the reduction of debt associated with the bankruptcy proceeding.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's working capital deficit was ($5,852,000) at December 31, 1996; an increase of $1,769,000 from ($4,083,000) at June 30, 1996 and $4,015,000 from
($1,837,000) at December 31, 1995. The increase in the deficit from June 30, 1996 was due primarily to $1,994,000 of new bank borrowings, a net increase in borrowings from affiliates of $2,005,000 and an approximately $1,298,000 increase in accounts payable and accrued liabilities, partially offset by increases of approximately $186,000 in cash and cash equivalents, $2,450,000 in accounts receivable and $841,000 in inventories. The increase in the deficit from December 31, 1995 was due primarily to $1,994,000 of new bank borrowings, a net increase in borrowings from affiliates of $3,582,000 and an approximately $1,411,000 increase in accounts payable and accrued liabilities, partially offset by increases of approximately $140,000 in cash and cash equivalents, $2,002,000 in accounts receivable and $926,000 in inventories.

    Net cash used in operating activities was $3,546,000 for the six months ended December 31, 1996, as compared to $2,581,000 used in the year ended June 30, 1996 and $1,120,904 used in the six months ended December 31, 1995. The principal causes for the difference were the net loss for the period of $2,070,000 and increases in inventories, prepaid expenses and accounts receivable, partially offset by increases in accounts payable and accrued liabilities. Management considers these differences to be consistent with the introduction of new products and the increase in New Orders Booked and Backlog as discussed above.

    Cash used in investing activities, consisting of additions to equipment, amounted to $255,000 for the period ended December 31, 1996, or approximately $134,000 less than the amount expended during the period ended June 30, 1996 for this purpose and $243,000 more than the amount so expended during the six month period ended December 31, 1995. The Company has no material commitments to make capital expenditures in 1997 or thereafter.

    The Company derived net cash from financing activities of $3,986,000, $2,969,000 and $1,295,000, respectively, during the six month period ended December 31, 1996, the one year period ended June 30, 1996 and the six month period ended December 31, 1995, with the difference resulting from greater net borrowings during the current period.

    As a result of the foregoing, the Company increased its cash balance by $186,000 for the six months ended December 31, 1996, decreased its cash balance by $1,000 for the year ended June 30, 1996 and increased its cash balance by $44,000 for the six months ended December 31, 1995.

    A bank line of credit, in the amount of $2,000,000, was established for the Company with Bank of America NT&SA, Asian Banking Unit, by Stetsys US, Inc., the new beneficial owner of 90.67% of the Company's outstanding stock. As of December 31, 1996, the Company had drawn down $1,994,000 of the available funds in the form of demand loans which were originally guaranteed by an affiliate of Stetsys US, Inc. (Note 8 to the Financial Statements). Subsequent to the end of the current period, this facility was expanded to $5,000,000, a nonbinding letter of awareness from that affiliate replaced the guarantee, and the amount drawn down was increased to $3,000,000 as of March 24, 1997. The interest rates on these loans range from 6.2125% to 7.25% per annum. The Company also has a $5,500,000 credit facility with

Citibank NA with respect to which the same affiliate of ST has also issued a nonbinding letter of awareness. Subsequent to the end of the current period, the Company borrowed $400,000, due July 22, 1997 with interest at 6.875%, $2,600,000, due September 30, 1997 with interest at 6.625% per annum, $400,000, due September 30, 1997 with interest at 6.75% per annum and $400,000, due October 6, 1997, with interest at 6.96875%, under the Citibank facility.

    The Company borrowed $4,500,000 (plus $141,000 in accrued interest) from Singapore Technologies Electronics Pte Ltd, a related company, the proceeds from which were used to pay down the loan payable to ETS. An additional $504,000 of the Company's cash was used to pay the balance of the ETS loan. This $4,500,000 loan was repaid on February 10, 1997 with the proceeds of the above described $2,600,000 Citibank loan and the proceeds of a $2,000,000 loan from ST, due April 30, 1997 with interest at 6.625% per annum.

    In order to meet its capital needs in the period reported on herein, the Company obtained additional financing from ST. At December 31, 1996, the Company had borrowed $2,127,000 (including accrued interest) from ST. The interest on these short-term loans was paid at maturity and the $2,100,000 in principal amount was rolled over until April 30, 1997 with interest at 6.625% per annum. The interest rate on all of the ST loans may be increased by 1% to 7.625% per annum for any period following a default in payment.

    The purpose of all of the above described loans has been to finance or refinance the capital needs associated with the Company's recent rapid sales and Backlog growth and the cost of research and development. To date, the Company's capital resources (as supplemented by loans from ST and its affiliates) have been sufficient to fund its operations and increased level of business. The Company believes that the net proceeds from the Rights Offering, along with its bank credit lines and cash from operations, should be sufficient to fund its future operations and capital requirements for continued growth through the end of 1998.

IMPACT OF INFLATION

    The Company does not believe that inflation has had a material impact on revenues or expenses during the last four fiscal periods reported on herein.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In March 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 addresses issues surrounding the measurement and recognition of losses when the value of certain assets has been deemed to be permanently impaired. As a result of SFAS No. 121, the Company recorded an "Asset Impairment Charge" of $421,000 during the period to reflect a valuation adjustment to Designs and Drawings which were partially impaired due to the introduction of new product lines. The valuation of designs and drawings is the result of adjustments made by the Company to adopt Fresh Start reporting in accordance with AICPA statement of Position ("SOP") 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE, and represents the excess reorganization value that has been applied to the acquired technology supporting the Company's products (Note 3 to the Financial Statements). Amortization of designs and drawings is computed using the straight-line method over an estimated useful life of four to seven years. The remaining asset carries a net book value of $702,000 and will be amortized using the straight-line method over the remaining estimated useful life of two to five years.

    In October 1995, the FASB issued statement No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", which encourages, but does not require, a fair value based method of accounting for employee stock options. As permitted under the new standard, the Company will continue to account for employee stock options under APB No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." The pro forma disclosures required by this standard have been adopted as of July 1, 1996.

                                    BUSINESS

GENERAL

    Radyne has been involved in the advanced design and production of digital data communications equipment and associated equipment for satellite telecommunications systems for over sixteen years. Since the Company's inception in 1980, Radyne has established itself as a supplier in the satellite ground equipment business.

    Radyne designs, manufactures and sells satellite modems, frequency converters, ancillary products and equipment racks containing integrated modems and supporting equipment for data communications.

    Although the Company was forced to file for Chapter 11 bankruptcy protection in April 1994, it successfully emerged from bankruptcy in December of that year upon the acquisition of approximately 91% of its Common Stock by Engineering and Technical Services, Inc. ("ETS"), then a major customer of Radyne. On August 12, 1996, ETS was acquired by Singapore Technologies Pte Ltd through its indirect wholly owned subsidiary, Stetsys US, Inc. ("ST"). As a result, approximately 91% of the Company's Common Stock is now held by ST. See "Bankruptcy Reorganization" below.

    In 1995, ETS caused Radyne to install a new management team, which promptly moved the Company's operations from New York to Phoenix, Arizona and commenced the hiring of an almost all new staff of engineering, sales and support personnel, with funding advanced by ETS and subsequently ST and its affiliates. The new Radyne team has reinstituted Radyne's research, development and marketing programs and reinvigorated its product line.

    The Company's engineering staff and support facilities are dedicated to (i) maintaining the state-of-the-art status of Radyne's traditional products for the satellite ground equipment segment of the market, (ii) designing and enhancing products for emerging markets, such as rural telephony for developing areas, high-speed satellite communications, government data equipment and the growing private network market, and (iii) providing special configurations to satisfy customers' special needs. The Company has already shipped commercial volumes of its products for rural telephony and private network applications and has shipped product qualification units to one government data equipment customer.

    Radyne's modems cover data rates from 2.4 Kilobytes per second to 50 Megabytes per second. The Company's frequency converters handle all three frequency bands used in satellite communications. Radyne believes that most of its current line of modems and converters are smaller and lower priced than the previous generation of products, enabling large system installation in significantly less rack space than the products of the Company's competitors. The Company also markets redundancy switches which operate in conjunction with satellite modems and converters and provide automatic fault monitoring and switch over to standby equipment in the event of modem or converter failure.

    Radyne's line of frequency converter products is usable in virtually all earth stations for the conversion of intermediate frequencies to microwave frequencies for satellite transmission. These converters are competitively priced, small in size and offer either single, dual or all three bands used in the satellite industry. In addition to being offered to commercial customers, there is a military market for the three-band units.

    The Company's newer products include a low cost modem with expanded features and super fast acquisition capabilities, making it attractive for use in both private networks and rural telephone systems being offered in China, Indonesia and India, and a line of satellite frequency translators presently used for testing in satellite earth stations.

    The development of digital compression technology has allowed the transmission of television in a small bandwidth, which has made TV transmission by satellite more economical than ever before. Video compression allows many times more channels on a satellite than was previously the case, thus producing a new market of major interest. This compression technology is or is expected to be used for transmission of

TV to all network facilities, distribution of cable TV to cable companies, high definition TV distribution and video teleconferencing. Radyne has developed a modulator product to be used in conjunction with compression equipment and has been shipping this product for the past seven months.

    Radyne's operating strategy is to (i) continue to build on the experience, skills and customer access of its new management team, (ii) capitalize on its development of smaller, less costly satellite modems, and (iii) expand into market segments, such as rural telephone, private networks and compressed television transmission. See "Target Markets" below.

    Notwithstanding the foregoing, investors should be aware that the Company's future plans are subject to a number of variables outside of its control, and there can be no assurance that the Company will be able to implement any or all of such plans or that such plans, when and if implemented, will be successful. See "Risk Factors."

    This section contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

BANKRUPTCY REORGANIZATION

    In December 1994, Radyne emerged from protection under Chapter 11 of the Bankruptcy Code. The Company believes that the reasons for Radyne having sought bankruptcy protection have been neutralized by its new management team and interim financing sources. When Radyne filed its bankruptcy petition in April 1994, it was suffering from severe cash flow problems due to shrinking sales. Years of uninspired management and the failure to maintain the sort of research and development program which is necessitated by the fast-moving data communications industry had left Radyne with an aging product line and an inability to access emerging markets.

    On April 28, 1994, Radyne filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of New York. Under Chapter 11, certain claims against the Company in existence prior to the filing were stayed while the Company continued business operations as debtor-in-possession. Claims secured against the Company's assets were also stayed, although the holders of such claims had the right to move the court for relief from the stay prior to the Company's reorganization plan being confirmed. Secured claims were secured primarily by liens on all of the Company's assets.

    The Company received approval from the Bankruptcy Court to pay certain of its pre-petition obligations, employee wages and benefits. Tax claims were rescheduled for payment in equal quarterly installments of $9,600, with interest at 7%, over six years. A portion of these tax claims is the sole remaining pre-petition liability of the Company.

    On December 16, 1994, the Bankruptcy Court confirmed the Company's Plan of Reorganization effective at the close of business on December 16, 1994. The Plan, which has been consummated, called for the establishment of an escrow account from which to pay claims and provided for the following:

        (1) Exchange of Debt for Common Stock--The Company issued 17,000,000 (pre-Reverse Split) shares of previously authorized but unissued Common Stock to Radyne Florida (a special purpose subsidiary of ETS), which had previously purchased the Company's secured bank debt and the position of certain holders of secured promissory notes. This issuance of stock gave Radyne Florida approximately 91% of the Company's outstanding Common Stock. In exchange for the stock, the Company was discharged of $2,350,000 of debt owed to Radyne Florida. In addition, the 1,750,000 warrants held by Radyne Florida (purchased with the secured promissory notes) were cancelled.

        (2) Cancellation of Debt--Unsecured claims and capitalized lease obligations were settled as follows:

                                                                           ORIGINAL
          TYPE OF CLAIM                                                     AMOUNT      REDUCTIONS    COMPROMISED
-----------------------------------------------------------------------  ------------  ------------  -------------
        Accounts payable, accrued expenses, and capitalized lease
          obligations..................................................  $  1,483,343  $  1,111,872   $   371,471
        Convertible debentures and bridge notes........................       487,885       439,225        48,660
        Taxes..........................................................       309,143        99,866       209,277
                                                                         ------------  ------------  -------------
                                                                         $  2,280,371  $  1,650,963   $   629,408
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

        (3) Other Claims--Priority Claims for wages of $53,786 were paid in full.

    Holders of the Company's Common Stock and options to purchase the Company's Common Stock had their interests significantly diluted by the distribution of Common Stock to Radyne Florida.

    Holders of warrants to purchase the Company's Common Stock exchanged the warrants for an aggregate of 53,437 shares of Common Stock.

INDUSTRY OVERVIEW

    There are more than 150 major commercial communications satellites in orbit today representing an investment of more than $30 billion. Over 80 more of these expensive geosynchronous earth orbiting satellites (GEO's) are on order. (Source: VIA SATELLITE, September 1996). The ways in which satellites are used continue to shift over time. The principal uses today are for television distribution, international telephone service and private networks. As more fiber cables are laid under the oceans, the use of satellites for international telephony is slowing. However, satellites represent a sizable investment and a unique communications medium which will continue to be used in other ways. For example, the use of this satellite resource is already shifting towards domestic telephony in countries, such as China and India, which are seriously lacking in infrastructure. In addition, technological advances, such as voice compression, have made it economical for third world countries to have more telephone service. Moreover, television distribution is going through a technology revolution in which ten times as many programs can be transmitted through satellites. This technological and economical breakthrough has created many new markets. For example, it is now cost-effective for many relatively small market segments to have their own TV networks (such as we are now seeing with regional college sports). Finally, the lowering of international barriers and privatization are allowing the expansion of more private networks.

    Almost anyone who uses a satellite as a transmission path has the need for equipment of the sort produced by Radyne. The Company expects to continue operating within the satellite ground equipment segment of the market for the next several years, while continuing to expand into various new markets. For example, the Company expects to enter the market for high-speed satellite communication products and anticipates sales in the area of government data equipment in the near future. Although the telecommunications industry is rapidly changing, becoming more complex and requiring new technology, the transformation and evolution of the industry is not expected to cause satellite data equipment to become obsolete, at least within the near future.

INDUSTRY TRENDS

    Several major trends in the telecommunications industry should provide opportunities for Radyne. First, telecommunications growth in the Pacific Rim and an increase in the number of satellites orbiting over the Pacific and Indian Oceans will produce a substantial need for satellite data communications equipment. Second, the opening of the Asian Development Bank should provide funds for badly needed telecommunications infrastructure. Third, the large demand for telecommunications in the third world is expected to cause emerging countries to make use of the Asian Development Bank to buy satellite data communications equipment. Tremendous telecommunications growth is also expected in South America. Fourth, if the United States defense budget continues to shrink, more NDIs (non-developmental items) and COTS (commercial off-the-shelf products) may be purchased from suppliers, such as Radyne, who can offer these products for much less than the government would pay to develop the products. Radyne anticipates being able to supply commercial versions of military equipment. Fifth, as HDTV (high-definition television) becomes available, the need for satellite equipment will increase. Finally, planned LEO (low earth orbit) and MEO (medium earth orbit) satellite networks should serve as additional sources of potential business for Radyne. The Company's products can easily be adapted to handle traffic from these or any other type of satellite system now in use. However, there can be no assurance that the Company will be successful in exploiting these opportunities.

    Another trend in the telecommunications industry is the emergence of fiber cable for voice and data transmission. Fiber cable is preferable to satellite communications, although it performs the same functions as satellites, because there is very little time-delay when using fiber cable. Satellite communication exhibits a slight (approximately half-second) time delay. Although fiber cable is favored over satellite communications, its emergence has not caused obsolescence of satellite communications for several reasons. First, it is not cost-effective to utilize fiber cable in all areas of the world, especially emerging countries where telecommunications capabilities are just beginning to develop. Second, although fiber cable has performance advantages, it has a tendency to break, resulting in the need for satellite capabilities as a back-up. Third, fiber cable is utilized mainly for point-to-point communications. Satellite transmission, on the other hand, is superior for distribution communications, for example video broadcasting on major television networks. Thus, although fiber cable can be viewed as a competitor of satellite communications, it has not historically reduced, nor is it anticipated to reduce, the need for satellite modem equipment. Although the proliferation of fiber optics is proceeding at a rapid pace, it is not expected to outrun business requirements. Moreover, there should be "niche" requirements that can be satisfied only with satellite communications for a long time to come. (Source: SATELLITE COMMUNICATIONS, September 1996). For example, it is not cost effective to lay fiber cable in mountainous terrain or in nations composed of many islands, a geographical feature which is relatively common in the Pacific. Sparsely populated areas are generally not suited to fiber cable on a cost/effect basis. Moreover fiber cable is not suitable for portable communications, such as PCS (personal communications systems), news gathering, emergency services and other mobile communication requirements.

    Compressed digital video is the latest frontier in satellite communications technology. Three aspects of this market are of particular interest to Radyne. The first is the requirement of television broadcasters for efficient and economic distribution. Second, while broadcast quality digital video compression algorithms are still in development, compressed video encoding and decoding are already available for the less demanding business video teleconferencing and distance learning markets. The economics of the new compressed video allow the use of satellite transmission for nearly worldwide teaching. Third, there is an emerging application for digital cinema distribution. As movie theaters get smaller and thereby proliferate, the costs of making and distributing copies of films becomes proportionally greater. Using satellite distribution, movies can be distributed directly to thousands of theaters simultaneously. The Company expects the digital cinema market to become substantial over the next five years. However, there can be no assurance that the Company will succeed in the emerging compressed digital television market.

TARGET MARKETS

    Radyne has historically operated in an industry that has relatively few customers. Today, fewer than 1,000 customers make up the market for satellite data communication subsystems. Radyne's target markets include international telecommunications, high speed satellite communications, rural telephony and private network DAMA (demand assigned multiple access) users, as well as the United States Government. Currently, Radyne has a presence in the international telecommunications market and has just entered the DAMA products market with its new DMD-2400 modem, but anticipates movement into the other markets in the near future. Of course, there can be no assurance that Radyne will succeed in capturing a significant share of these other markets.

    The international telecommunications market includes users of IDR (intermediate data rate), IBS (international business service) and open network satellite equipment. The IDR environment is primarily for voice traffic, while IBS is specific to business data traffic. In addition, the market includes customers for MUX (multiplexers), switches and peripheral equipment. The international telecommunications market should provide substantial business opportunities for Radyne in the near future. To illustrate the magnitude of the potential market for Radyne's satellite modems alone, the projected growth in transponders can be depicted as follows. A transponder is the part of the satellite that receives an uplink signal at one frequency, converts that signal's frequency, amplifies it and then retransmits the signal to the ground. Satellites have an average of 24 transponders each. For each transponder, an average of 50 modems are required (25 on the transmitting side and 25 on the receiving end). The growth in total C-Band and Ku-Band transponder capacity is projected to average more than 250 per year until the end of 1999, to a world total of more than 5,000 transponders (Source: VIA SATELLITE, January 1995). This transponder growth translates into a need for up to 50,000 or more additional satellite modems by the year 2000.

    Rural telephony and private network DAMA products require special communications equipment which is efficient for low traffic volume at many different locations. DAMA products allow many users to access the same channel on demand. Radyne has recently entered the DAMA products segment of the market with its new DMD-2400 modem. The DMD-2400 can be utilized in both rural telephony and private network systems. Rural telephony can be described as an intra-country telecommunications network linking many small villages in a country like Indonesia, for example, ultimately allowing the villages to communicate with the world. A private network can be described as a network in the commercial world. For example, banks and other financial institutions, airlines, and large and multi-unit corporations all have the need for satellite communications and may be linked via private networks.

    Demand for DAMA products for use in private and rural telephony networks is growing rapidly. It has been estimated that 20,000 to 50,000 new installations will occur in North America alone over the next two or three years, translating into substantial demand for satellite ground equipment. (Source: SATELLITE COMMUNICATIONS, August 1996). Radyne has entered this market and has a product agreement for both low speed data equipment and the necessary radio frequency
(RF) products. The Company sells its DAMA/ VSAT compatible products to system integrators (customers who make a business of supplying turnkey earth station operations for their customers), domestically and abroad, as components to systems that they have designed, as well as directly to end users. The Company offers these products for sale on a global basis and believes their use to be global.

    The high-speed satellite communications market is just beginning to emerge. Communications equipment in this segment possesses higher data rate capabilities of approximately 12-150 megabits per second, allowing much more data to be transmitted. Tests are currently underway by AT&T to use ATM (asynchronous transfer mode) to transfer large amounts of data. It is Radyne's intention to enter the high-speed satellite communications market as its engineers develop advanced equipment designed to the higher data rate specifications.

    Finally, the United States Government should provide a significant market opportunity for Radyne as the defense budget shrinks and it becomes cost prohibitive for the government to develop its own products. Because of the expected growth in commercial off-the-shelf (COTS) and non-developmental item
(NDI) procurement, Radyne anticipates targeting the US Government as an important revenue source.

PRINCIPAL PRODUCTS

    The following is a brief description of the Company's principal product lines. Readers should be aware that inasmuch as these products are frequently customized to suit the needs of particular end users, the price range data provided below may not represent actual prices for many units sold.

RCS5000/DMD5000 MODEM AND REDUNDANCY CONTROL SYSTEM

    The model RCS5000 is a complete, self-contained satellite communication modem system with all modems, terrestrial interfaces and redundancy switch functions located in a single cabinet holding up to 27 modems. This compact (17.5 inches high) and versatile common equipment package includes full support for Intelsat's IDR/IBS services and may also be operated in closed networks. Each built-in redundancy switch is a microcomputer controlled system which is capable of controlling up to 9 modems, up to four of which may be designated as back-ups. Thus, in the event of failure of an on-line modem, back-up operations can be triggered either automatically or manually. The RCS5000 also has dual redundant power supplies.

    Depending upon the precise configuration, these systems are priced in the range of $8,000 to $11,000 per modem module, plus the cost of optional equipment. As the RCS5000 represents some of the older modem technology remaining in the Company's product line, sales of these systems decreased from $1,397,000 (36% of revenues) for the year ended June 30, 1996 to $439,000 (9% of revenues) for the six months ended December 31, 1996.

RCS-10/DMD-10 MODEM AND REDUNDANCY CONTROL SYSTEM

    The RCS-10 represents the new generation system which is replacing the RCS5000 family in Radyne's product line. It serves the same functions as the RCS5000, but with a number of notable improvements. Up to 30 modems can be combined in a single rack and each redundancy switch can control up to 10 modems. In addition to an expanded data rate range (9.6 Kbps to 8.448 Mbps compared to the RCS5000's 64 Kbps to 8.448 Mbps), the RCS-10 offers an improved display and menu structure and more options.

    The market acceptance of the RCS-10 is demonstrated by the $1,506,000 (31% of revenues) in sales for the six- month period ended December 31, 1996, its inaugural period. Depending upon the configuration selected, the price of the RCS10 ranges from $6,300 to $15,000 per modem module, plus options.

DMD-4500 IBS/IDR SATELLITE MODEM

    This standard satellite modem provides selectable functions for Intelsat IDR, IBS and closed network services and is easily programmable by earth station personnel. Data rates may be selected in 8 Kbps steps between 48 Kbps and 8.448 Mbps. The DMD-4500 can be used with a variety of redundancy switches and other options. As this modem is based on some of Radyne's older technology and is accordingly yielding to newer Radyne products, sales have decreased from $1,780,000 (46% of revenues) in the year ended June 30, 1996 to $628,000 (13% of revenues) in the six months ended December 31, 1996. Prices range from $6,900 to $10,700, depending upon the precise function and equipment selected.

DMD-2400 SATELLITE MODEM

    The DMD-2400 is a low cost, light weight (8 pounds), fast acquisition (under 1 second) modem. It is capable of data rates ranging from 2.4 Kbps to 1.6 Mbps in steps of 1 Bps. Digital signal processing eliminates virtually all on-board adjustments. This modem is designed to perform as both ends of a single channel per carrier link or as a VSAT remote site modem in a hub system. Its other applications include video conferencing, long distance learning, paging and news gathering.

    The DMD-2400 is priced in a range from $6,000 to $7,500 . Sales have increased from $215,000 (6% of revenues) in the year ended June 30, 1996 to $1,150,000 (23% of revenues) for the six-month period ended December 31, 1996.

DVB-3000 DIGITAL BROADCAST MODULATOR

    The DVB-3000 is a flexible, programmable digital video satellite modulator offering full compatibility with digital video standards. Its principal applications are for digital video hub uplinks, mobile satellite news gathering, video distribution and one-way data distribution. The DVB-3000 is high speed, offering programmable data rates ranging from 1.0 to 30.0 Mbps and fixed data rates of 30 to 50 Mbps. It is also frequency agile with a base range of 50 to 90 MHz and an optional range of 100 to 180 MHz in steps of 1.0 Hz.

    The DVB-3000 is priced from $8,400 to $9,500. Sales have increased from $16,000 (less than 1% of revenues) in the year ended June 30, 1996 to $601,000 (12% of revenues) for the six months ended December 31, 1996.

CONVERTERS, TRANSLATORS AND OTHER MICROWAVE PRODUCTS

    Radyne has a complete line of synthesized frequency up converters and down converters. The SFC6400 C-Band Up Converter converts data or video signals in the IF range of 50-180 MHz to uplink frequencies between 5.845 and 6.420 GHz. The SFC4200 C-Band Down Converter converts microwave carriers in the 3.62 to
4.20 GHz range to the IF range of 50-180 MHz. The Company believes that its SFC1450 Ku-Band Upconverter and the SFC1275G Ku-Band Global Downconverter offer low phase noise, superior standard transmit output compression and the only downconverter to receive data and detect carrier power simultaneously. The SFC1468 Tri-Band Synthesized Up Converter is capable of converting signals in the IF range of 50-180 MHz to C, X and Ku band microwave uplink carriers. The SFC1274G Tri-Band Synthesized Down Converter does the reverse.

    The Company also offers a full line of Loop Test Translators, including C-Band, Ku-Band, X-Band and Tri-Band models. These are self contained frequency converters which perform transmit to receive loopback testing of earth station equipment.

    The Company's sales of microwave products increased from $203,000 in the year ended June 30, 1996 to $451,000 for the six months ended December 31, 1996.

MANUFACTURING

    The Company's products are to a certain extent assembled and tested at its Phoenix, Arizona facilities using subsystems and circuit boards supplied by subcontractors. Although the Company believes that it maintains adequate stock to reduce the procurement lead time for certain components, the Company's products use a number of specialized chips and customized components or subassemblies produced by a limited number of suppliers. In light of previous financial difficulties, Radyne has experienced some inflexibility on the part of certain suppliers in regard to credit terms for delivered components. In the event that such suppliers were to be unable or unwilling to fulfill the Company's requirements, the Company could experience an interruption in production until an alternative source of supply was developed. The Company maintains an inventory of certain chips and components and subassemblies to limit the potential for such an interruption. The Company believes that there are a number of companies capable of providing replacements for the types of unique chips and customized components and subassemblies used in its products.

SALES AND MARKETING

    The Company sells its products through international representatives, distributors and systems integrators which are supported by the Company's sales and marketing personnel. In-house direct sales by the Company are targeted toward large accounts, new accounts and the establishment of distributors in new markets. The Company has recently established new distribution or representation arrangements in the Middle East, South America, Asia and the Pacific Rim.

    The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST and the General Manager of which is a director of the Company. Under this arrangement, Agilis acts as Radyne's sales agent for several countries in Asia. During the first seven months of this arrangement, which was entered into prior to the Company's affiliation with ST, Agilis produced over $650,000 of orders for Radyne products.

    The Company's direct sales force is comprised of 5 individuals in the marketing department, supported by systems and applications engineers. Direct sales activities are focused on expanding the Company's international sales by identifying emerging markets and establishing new distributor accounts. Additionally, the Company directly targets certain major accounts which may provide entry into new markets or lead to subsequent distribution arrangements. Such major accounts tend to be telecommunications agencies and major corporations in new international markets. The Company has a customer service and support group, which primarily supports distributors and is responsible for after-sale support and installation supervision. In certain instances the Company uses third party companies for installation and maintenance.

    Significant customers for the periods ended as indicated were as follows:

                                                                  DECEMBER 31,    JUNE 30,     JUNE 30,    DECEMBER 16,
                                                                      1996          1996         1995          1994
                                                                  -------------  -----------  -----------  -------------
Bonn Elektronik.................................................          1.6%          6.4%        22.0%          5.8%
Voice of America................................................          -0-           -0-         15.3          12.2
ETS.............................................................          6.3           8.1         14.2          16.4
Comsat RSI......................................................         15.6          12.7         11.7          14.0
Embratel........................................................         18.3           -0-          -0-           -0-

    No other customers represented more than 10% of the Company's sales. These customers were in most cases not end users. Nevertheless, in some cases a single end user has been responsible for a relatively large percentage of the Company's sales, as was the case with Embratel in the most recent period. While the Company has been successful, and hopes to continue to be successful in attracting large orders of this nature from year to year, in light of the nature of the Company's products, it is not generally anticipated that the same end user customers will be the source of such orders year after year. Nevertheless, the failure of the Company to continue to attract orders of this nature could have a material adverse impact on the Company's business and financial condition.

    The Company's sales in its principal foreign markets for the six-month period ended December 31, 1996 and the year ended June 30, 1996 consisted of the following percentages of total sales:

                                                                                     DECEMBER 31, 1996       JUNE 30, 1996
                                                                                  -----------------------  -----------------
Asia............................................................................                31%                   24%
Latin America...................................................................                25                     6
Europe..........................................................................                 9                    20

    Export sales, as a percentage of total net sales, were about 45% for the ten and one-half month period ended December 16, 1994, approximately 46% in the six and one half month period ended June 30, 1995, about 50% in the fiscal year ended June 30, 1996, and approximately 66% for the six month period ended December 31, 1996. The Company believes that this figure may rise in subsequent periods. The Company considers its ability to continue to make sales in developing markets to be important to its growth potential. However, there can be no assurance that the Company will succeed in its efforts to cultivate such markets.

RESEARCH AND DEVELOPMENT

    The Company's research and development efforts to date have been devoted to the design and development of new products for the satellite communications and telecommunications industries. The Company's future growth depends on increasing the market shares of its new products, adaptation of its existing satellite communications products to new applications, and the introduction of new communications products that will find market acceptance and benefit from the Company's established international distribution channels. Accordingly, the Company is actively applying its communications expertise to design and develop new hardware and software products and enhance existing products. However, there is no assurance that the Company will continue to have access to sufficient capital to fund the necessary research and development or that such efforts, even if adequately funded, will prove successful.

    In its fiscal years ended June 30, 1995 and June 30, 1996, and the six months ended December 31, 1996, the Company spent $0, $1,795,000 and $808,000, respectively, on research and development activities. During this period, the Company introduced the RCS-10 Redundant Modem System, the DMD-15 Universal Modem, the DVB-3000 Digital Video Modulator, the SFC-6400 Up Converter, the SFC-4200 Down Converter, and the RCS-20 Modem Switch, as well as the DMD-2400 Modem.

COMPETITION

    The Company has a number of major competitors in the satellite communications field. These include large companies, such as Hughes Network Systems, NEC, the EFData division of California Microwave and Spar Aerospace, which have significantly larger and more diversified operations and greater financial, marketing, human and other resources than Radyne. The Company estimates that the major competitors in the main markets in which it operates have the following market shares:

                                                                                                        VSAT       GOV'T DATA
COMPETITOR                                                            INTELSAT      DIGITAL VIDEO     NETWORKS      EQUIPMENT
-------------------------------------------------------------------  -----------  -----------------  -----------  -------------
EFData.............................................................         35%              5%             25%           35%
Comstream/Spar.....................................................          10              30              20             0
Hughes Network.....................................................          10               0               0             0
NEC................................................................          10              10               0             0
SSE/Fairchild......................................................          10               0              15             0
Comquest...........................................................           0               0               0            20
Radyne.............................................................           5              25              15             1

    The Company does not believe that any other single competitor has a greater than 10% market share for any of these product classes. However, the foregoing market share figures represent estimates based on the limited information available to the Company, and there can be no assurance of precision.

    The Company believes that it has been able to compete by concentrating its sales efforts in the international market, utilizing the resources of local distributors, and by emphasizing product features. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company. The Company believes that the quality, performance and capabilities of its products, its ability to customize certain network functions and the relatively lower overall cost of its products, as compared to the costs generally offered by the Company's major competitors, have contributed to Radyne's ability to compete successfully. However, the Company's major competitors have the resources available to develop products with features and functions competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not successfully develop such products or that the Company will be able to maintain a lower cost advantage for its products. Moreover, there can be no assurance that the Company will not experience increased competition in the future from these or other competitors currently unknown.

TECHNOLOGY

    The Company believes that improvement of existing products, reliance upon trade secrets, copyrights and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage. Because patents often provide only narrow protection which may not provide a competitive advantage in areas of rapid technological change and because patent applications require public disclosure of information which may otherwise be subject to trade secret protection, Radyne has not obtained, and has no present intention to obtain, patents on existing products. However, there can be no assurance that the Company's technology will not be found to infringe upon the intellectual property of others. If the Company's technology should be found to impermissibly utilize the intellectual property of others, the Company's ability to utilize the technology could be materially restricted or prohibited. In such event, the Company might be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. No assurance can be given that any licenses required could be obtained on terms acceptable to the Company or at all. In addition, in such event, the Company could incur substantial costs in defending itself against infringement claims made by third parties or in enforcing its own intellectual property rights.

    The Company's practice is to comply with all federal laws governing export licensing and the dissemination, export or foreign ownership of technology or equipment and other products having national security implications. In like manner, Singapore Technologies Pte Ltd and its affiliates submitted their acquisition of control over Radyne for review by the federal Committee on Foreign Investment in the United States pursuant to Section 721 of the Defense Production Act of 1950, as amended, which determined that there was no national security issue warranting action on the Committee's part. Radyne's products are made for commercial usage and meet standard industry specifications. None of the Company's products have a strictly military application.

FACILITIES

    The Company's sole office and production facility consists of a 16,337 square foot facility in Phoenix, Arizona. This facility is leased at an annual cost of approximately $88,000. The lease expires on March 30, 1998, subject to a two-year renewal option. The Company believes this facility is adequate for its present needs and that alternative space should be available as required.

EMPLOYEES

    As of March 12, 1997, the Company had 60 full time employees, including two executive officers, 43 in engineering, manufacturing and marketing operations, and 5 in administration. None of the Company's employees are represented by a union or governed by a collective bargaining agreement, and the Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

    The Company is not a party to any material pending legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The directors and executive officers of the Company, their positions held with the Company, and their ages are as follows:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Lim Ming Seong.............................          49   Director, Chairman of the Board
Chan Wee Piak..............................          41   Director
Lee Yip Loi................................          53   Director
Robert A. Grimes...........................          44   Director
Robert C. Fitting..........................          61   Director and President
Steven W. Eymann...........................          44   Vice President

    Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next meeting and until his successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors.

    The following is a brief summary of the background of each director, executive officer and certain key employees of the Company:

DIRECTORS AND EXECUTIVE OFFICERS:

    LIM MING SEONG has a been a Director and Chairman of the Board of the Company since August 13, 1996 and is chairman of its Compensation Committee. He is the Chairman of ST and of Vertex Management, Inc., a member of the ST group, and he has been Group Director of Singapore Technologies Pte Ltd, an indirect parent of ST since February of 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986.

    LEE YIP LOI has been a Director of the Company since August 13, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Lee is also a director of ST. He has been Regional Director (America) of Singapore Technologies Pte Ltd since March 1994. Prior to that time he held a number of managerial positions with such corporations as Morgan Guaranty Trust and Singapore Technologies Pte Ltd and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs.

    CHAN WEE PIAK has been a Director since August 13, 1996 and is a member of the Compensation Committee of the Board. He is a director of ST and has been General Manager of Agilis Communication Technologies Pte Ltd, also a member of the Singapore Technologies group, since January 1992. From November 1989 to February 1992, he was General Manager of Chartered Microwave Pte Ltd. Prior to that time, he held various managerial positions in the Singapore Ministry of Defense and with Singapore Electronic and Engineering.

    ROBERT A. GRIMES, who is a member of the Audit and Compensation Committees of the Board, has served as a member of the Board of Directors since December, 1994. For the past seven years Mr. Grimes has also served as the President and a member of the Board of Engineering and Technical Services, Inc. He is also the President of ST.

    ROBERT C. FITTING has been President of the Company since February, 1995, became a Director of the Company in March, 1995 and is a member of the Audit Committee of the Board. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, currently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the Arizona Entrepreneur award in 1993 in the manufacturing/high technology category.

    STEVEN EYMANN has been Executive Vice President of the Company since February, 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began at the Motorola Government Electronics Division where he was a design engineer, task leader and finally a project leader for the DSU-23/29B fuse development program. As project leader, he was responsible for project management, budgets, schedules, design and testing of the fuse. He designed the computer-controlled automatic test set for factory testing based on an HP 9825 computer. The DSU-23/29B is an L-Band PN radar for accurate, low-cost altitude direction. In June of 1981, Mr. Eymann joined Comtech Data Corporation where he was Director of Product Development. He was responsible for budget, schedule and technical aspects of all new product development within Comtech. Prior to becoming the Director of Product Development, he served as a senior engineer with program and technical design responsibility. He left Comtech in 1984 to begin a new company called EFData Corporation. As co-founder and Vice President of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology, military and commercial communications equipment.

CERTAIN KEY EMPLOYEES:

    GARRY KLINE, Secretary, Controller and Acting CFO, joined the Company in September of 1995. From 1987 through 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting firm.

    PETER WEISSKOPF has been the President of the Microwave Products Division at Radyne since June, 1995. At Radyne, he is responsible for the operation of the microwave products division. His duties include marketing, design and manufacture of existing and new microwave products as well as the administration of the division. Mr. Weisskopf has a Bachelor of Science in Computer and Electrical Engineering from George Mason University. He has worked as an engineer for several companies during his professional career, including Magnavox Data Systems, M/A-COM Linkabit and M/A-COM Active Assemblies Division. From 1990 to 1992, Mr. Weisskopf was an engineer at EFData Corporation, where he designed synthesized frequency converters for use in satellite communications. In 1992, Mr. Weisskopf founded Merit Microwave, Inc. As founder and President of this start-up firm, Mr. Weisskopf designed and marketed various microwave components and systems, including a complete line of satellite loopback test translators.

    ROBERT NOBIS has been the Director of Sales for the Company since April 1995. Mr. Nobis has a Master of Science degree in Electronics Engineering from North Dakota State University. Prior to joining the Company he spent most of his professional career working for Motorola, Inc. beginning in 1971 as a communications project engineer. He joined the Motorola Integrated Circuits Division in 1973 where he was a microcomputer systems engineer and was a member of the original development team for the MC6806 MPU family. From 1976 through 1989, Mr. Nobis held several international marketing positions for Motorola including Strategic Marketing Manager for Asia-Pacific, Director of Market Development in Tokyo, Japan, Strategic Marketing Manager, Technology Marketing Manager and Technology Sales Manager in Phoenix, Arizona. In 1989, Mr. Nobis formed and organized Data Integrity Services International to provide international marketing consulting services to small businesses in Arizona. In 1991, he joined Fairchild Data Corporation, as Regional Marketing Director for Asia-Pacific. At Fairchild, he was responsible for the marketing and sales of satellite communications products in the Asia-Pacific Region.

    ALAN POTTER has been the Vice President of Marketing for the Company since December 1995. His duties at Radyne include market research, neoteric product concepts, new corporate alliances and distribution systems in Europe and the Middle East. He joined Radyne after ten years with EFData as Sales Manager. Mr. Potter graduated from the University of Houston with honors, holding a Bachelor of Arts in Communications. After post graduate studies at the University of Massachusetts, Amherst, he began his professional career as an Associate Professor of Communications at the University of Texas at Houston. While there, in 1973, he developed and operated the first practical bi-directional coaxial cable network to simultaneously carry voice, data and video communications. He then designed, developed and managed a series of broadband cable television and data networks for Columbia Cable Television, Michelson Media and Cox Cable Communications. Mr. Potter joined Comtech Data in 1984 and, two years later, he followed Messrs. Fitting and Eymann to initiate the Sales and Marketing Department at EFData. He is currently an MBA candidate at the University of Phoenix.

    DAVE KOBLINSKI has been the Vice President of Operations for the Company since March, 1995. Mr. Koblinski has a Bachelor of Science in Business Administration from Arizona State University. He also holds a degree in Electronics Technology from Mesa Community College. His professional career began in 1982 at Comtech Data Corporation where he held the position of Customer Service Representative. He was responsible for repairs, field and telephone support of satellite data modems. From 1985 to 1995, Mr. Koblinski was the Senior Product Manager for EFData Corporation. His general responsibilities at EFData included relating customer requests and concerns to the factory. His direct responsibilities included the customer service, technical publication and order entry departments.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee which currently consists of Messrs. Lim, Chan, Lee and Grimes. The Compensation Committee reviews and recommends to the Board the compensation and benefits for all officers of the Company and reviews general policy relating to compensation and benefits of the employees.

    The Board of Directors has also established an Audit Committee consisting of Messrs. Lee, Grimes and Fitting. This committee recommends the selection of the Company's independent public accountants to the Board of Directors, evaluates the independent public accountants and consults with them as to the Company's internal accounting controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Lim, Chan, Lee and Grimes. As the Committee was organized in January of 1997, the Company did not have a Compensation Committee during the year ended December 31, 1996. Mr. Fitting, President of the Company during the last fiscal year, participated in deliberations of the Company's Board of Directors concerning executive officer compensation. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the executive officers of the Company.

DIRECTOR COMPENSATION

    The Company's policy is to pay no compensation to directors for acting as such. Non-employee directors will receive the following ST Rights: Lee Yip Loi--10,000; Chan Wee Piak--10,000; and Robert A. Grimes--40,000.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation for services in all capacities to the Company for the period from the commencement of his employment on March 1, 1995 through December 31, 1996 of the Company's President. No other executive officer or employee received total annual salary and bonus of more than $100,000.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL                YEAR                                      ALL OTHER
POSITION                        ENDED(1)    SALARY    OPTIONS (#)        COMPENSATION(2)
------------------------------  ---------  ---------  -----------  ---------------------------
Robert C. Fitting.............   12/31/96  $  40,000     279,085            $     435
President.....................   06/30/96  $  80,000           0            $     738
                                 06/30/95  $  29,231           0                    0

------------------------

(1) Mr. Fitting's employment with the Company commenced on March 1, 1995, so the figures shown for the fiscal year ended June 30, 1995 reflect a four-month period. The Company's fiscal year has been changed to the calendar year, so the figures shown for the year ended December 31, 1996 reflect a period of six months.

(2) Matching 401(k) plan contributions.

DIRECTORS' LIMITATION OF LIABILITY

    The Company's Certificate of Incorporation and By-Laws include provisions to
(a) eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, violations under Section 719 of the New York Business Corporation Law or any transaction from which the director derived a personal benefit to which he was not legally entitled) and (b) indemnify the directors and officers to the fullest extent permitted by Article 7 of the New York Business Corporation Law, including circumstances under which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

    The Company carries directors and officers liability insurance in the amount of $2 million.

STOCK OPTION PLAN

    On November 13, 1996, the Board of Directors of the Company adopted the 1996 Incentive Stock Option Plan (the "Plan"). On January 8, 1997, the stockholders of the Company approved the Plan. The Plan provides for the grant of options to purchase up to 1,282,042 shares of Common Stock to employees of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.

    The Plan will be administered by the Compensation Committee, which is composed of "disinterested members" of the Board of Directors (as defined by Rule 16b-3 under the Exchange Act), who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of Common Stock subject to an option granted under the Plan may not be less than the fair market value per share of Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000, although in the case of Messrs. Fitting and Eymann, the excess will be treated as non-qualified stock options. No person who owns, directly or indirectly, at the time of the granting of an option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. Upon termination by reason of death, such period shall be as determined by the Board of Directors.

    Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is November 13, 1996. Options granted under the Plan cannot be exercised more than ten years from the date of grant. Stock options issued to a 10% Stockholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

    At December 31, 1996, options to acquire 968,395 shares of Common Stock were outstanding under the Plan. Such options are exercisable at a price of $2.50 per share. (For information regarding the establishment of the exercise price, see "Purpose of the Rights Offering and Use of Proceeds".) 280,000 of these options are Rights Options which have been granted to Radyne employees as a counterpart to participation in the Rights Offering; accordingly such options are presently exercisable, but may not be exercised after the Expiration Date. Another 20,000 options will become exercisable at the rate of 25% on each of the first four anniversaries of their grant date (November 13, 1996 in the case of 16,000 options and January 8, 1997 in the case of the remaining 4,000) and expire on the tenth anniversary of their grant date.

    The remaining 668,395 options were allocated among a group of 30 key employees with the intent of giving them the opportunity to purchase and retain up to 10% of the fully diluted common equity of the Company (after giving effect to the Reverse Split and the Rights Offering), if certain earnings milestones (described below) are reached. These options also carry the right to a cash bonus of approximately $1.72 per purchased share, payable upon exercise. Because the Company's shares are so thinly traded at present, the grantees of these options will be accorded the right to cause the Company to purchase at an appraisal price any shares acquired upon exercise of these options if, as of the end of the calendar quarter when such options become exercisable (or December 31, 1998, if later), ST and its affiliates continue to own more than 80% of the Common Stock. Moreover, if the Company sells additional shares of Common Stock in the future (other than pursuant to the Rights Offering or employee stock options), these same optionees will be granted additional options (which may or may not constitute incentive stock options, in the discretion of the Board of Directors) to acquire a sufficient number of Common Shares, at the then offering price, so that their unexercised options will maintain their proportionate fully diluted common equity. One-third of the 668,395 options will become exercisable, if and when the Company's earnings before interest and taxes (calculated without regard to any compensation under the Plan) for a period of four calendar quarters ("EBIT") exceeds $1,000,000. Another one-third of these options will become exercisable if and when EBIT exceeds $2,500,000. The remaining one-third will become exercisable if and when EBIT exceeds $6,000,000.

STOCK OPTIONS

    The following table provides information with respect to stock option grants to Robert C. Fitting during the fiscal year ended December 31, 1996 under the Company's 1996 Incentive Stock Option Plan. These options were granted subject to, and were in no event exercisable prior to, shareholder approval of the Plan. The Plan was approved by the shareholders of the Company on January 8, 1997. The Company does not have a stock appreciation rights plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         PERCENT OF TOTAL
                                                          OPTIONS GRANTED
                                              OPTIONS      TO EMPLOYEES       EXERCISE     EXPIRATION    GRANT DATE
NAME                                          GRANTED     IN FISCAL YEAR        PRICE         DATE      PRESENT VALUE
-------------------------------------------  ---------  -------------------  -----------  ------------  -------------
Robert C. Fitting..........................    215,085(1)           22.3%     $    2.50   Nov. 2006      $   168,483(2)
                                                64,000             6.6%       $    2.50   May 1997       $         0(3)

------------------------

(1) One-third of these options will become exercisable if the Company's earnings before interest and taxes, calculated without regard to any compensation under the Plan, for any period of four calendar quarters ("EBIT") exceeds $1,000,000. An additional one-third will become exercisable if EBIT exceeds $2,500,000. The final one-third will become exercisable if EBIT exceeds $6,000,000. A cash bonus of approximately $1.72 per purchased share will be payable at the time of exercise. If the Company sells additional shares of its Common Stock (other than pursuant to the Rights Offering or employee stock options), the grantee will be granted the option to maintain the fully diluted equity percentage represented by the then outstanding portion of this grant, at the price then offered. When these options become exercisable (or, if later, December 31, 1998), if ST and its affiliates continue to own more than 80% of the Company's Common Stock, the grantee will have the right to sell shares acquired on exercise back to the Company at an appraised value. If Mr. Fitting were to voluntarily leave the Company before the earlier of August 16, 2001 or EBIT having exceeded $6,000,000, he would forfeit 25% of these options. See "Stock Option Plan" above.

(2) Based on the Black-Scholes option pricing model, assuming that one-third of the options will become exercisable for a five year period, no dividend yield, expected volatility of 132%, a risk-free interest rate of 6.035%, and a vesting period of two years.

(3) Based on the maximum exercisability period of 45 days.

AGGREGATE OPTION EXERCISES IN 1996 AND HOLDINGS AT YEAR END

    The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1996 with respect to Robert C. Fitting, the President of the Company.

                       AGGREGATE OPTIONS EXERCISED IN THE
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                                                    VALUE OF UNEXERCISED,
                                                                     NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                                        OPTIONS HELD AT                   OPTIONS AT
                                 NUMBER OF                             DECEMBER 31, 1996             DECEMBER 31, 1996(2)
                              SHARES ACQUIRED         VALUE       ----------------------------  ------------------------------
           NAME                 ON EXERCISE      REALIZED($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
--------------------------  -------------------  ---------------  -------------  -------------  -------------  ---------------
Robert C. Fitting.........            0.00          $    0.00            0.00         279,085     $    0.00       $    0.00

------------------------

(1) Based on the fair market value of the Common Stock on the exercise date, less the per share exercise price.

(2) Based on the fair market value of the Common Stock of $2.50 per share, as determined by the Company's Board of Directors, less the per share exercise price.

EMPLOYMENT AGREEMENTS

    Under the employment agreement between the Company and Mr. Fitting, he will serve as President of the Company until the earlier of June 30, 2000 or such time as the stock options described in the above table become fully exercisable. Pursuant to the agreement, the Company presently pays Mr. Fitting an annual salary of $80,000 and has granted him the 10-year stock options described in the above table. Mr. Fitting has also agreed that if he exercises any of the 10-year stock options, he will not engage in any business which competes with the Company until after the second anniversary of his termination of employment with the Company, except in the case of involuntary termination without cause.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth, as of the date hereof, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and its President, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                                                            NUMBER
                                                                                              OF        PERCENTAGE
NAME AND ADDRESS                                                                           SHARES(1)     OF CLASS
----------------------------------------------------------------------------------------  -----------  -------------
Stetsys US, Inc.........................................................................   3,400,000          90.4%
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Stetsys Pte Ltd.........................................................................   5,366,000(2)        93.7%
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Robert C. Fitting.......................................................................      64,000(3)         1.7%
  5225 S. 37th Street
  Phoenix, Arizona 85040
Robert A. Grimes........................................................................      40,000(3)         1.1%
  5225 S. 37th Street
  Phoenix, Arizona 85040
Lee Yip Loi.............................................................................      10,000(3)           *
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Chan Wee Piak...........................................................................      10,000(3)           *
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Lim Ming Seong..........................................................................      --            --
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
All directors and executive officers of the Company as a group (6 persons)..............     182,000(3)         4.6%

------------------------
*   Less than one percent.

(1) Adjusted for the Reverse Split.

(2) Includes 1,966,000 Rights Shares underlying ST Rights received pursuant to the Rights Offering. The Shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is sole shareholder. No adjustment has been made for the possibility that as many as 280,000 of such ST Rights will not become exercisable or the effect of the exercise of Rights and Rights Options held by others. 100% of the stock of Stetsys US, Inc. and Stetsys Pte Ltd is ultimately owned by the Minister for Finance (Incorporated) of Singapore.

(3) Consists entirely of Rights Shares underlying Rights received pursuant to the Rights Offering and/or shares underlying Rights Options.

                              CERTAIN TRANSACTIONS

    In 1995, the Company acquired certain assets of Merit Microwave, Inc. ("Merit"), as well as the manufacturing rights to the Merit line of microwave products, which include translators and frequency converters. The purchase price was allocated to inventory, machinery and equipment, and designs and drawings, and was paid by the issuance of 30,000 shares of the Company's Common Stock (after adjustment by the Reverse Split), cash of $60,000, and the assumption of a trade payable of $20,000. Under the terms of the agreement, Peter Weisskopf, the principal shareholder and chief operating officer of Merit entered into a one-year agreement with the Company to serve as president of the newly created Radyne Microwave Products Division for annual compensation of $75,000. As long as he remains in this position, the Company is committed to pay royalties to Merit of 5-10% of sales of Merit products. Through December 31, 1996, the Company has paid approximately $4,600 in royalties pursuant to this arrangement.

    In July of 1995, the Company's manufacturing operations were transferred to ETS, then the beneficial owner of 90.67% of the Company's common stock, pending the Company's relocation to Phoenix. At that time, $115,155 of machinery and equipment and $726,345 of inventory was exchanged for a reduction in the Company's indebtedness to ETS. During the quarter ended September 30, 1996, in recognition of the completion of the move to Phoenix and increase in staffing, the Board determined that the Company should resume direct manufacturing. To this end, the Company repurchased $22,100 of machinery and equipment from ETS during the quarter and purchased $348,000 of inventory from ETS, which ETS had acquired and/or processed primarily in the ordinary course of fulfilling purchase orders from the Company. However, as the Company's product line was undergoing constant improvement, the Company considered it necessary to treat $70,000 of such inventory as obsolete and another $20,000 thereof as slow-moving during this quarter. Ongoing product development rendered another $90,000 of this inventory obsolete during the subsequent quarter.

    Additional inventory of $457,000 and $2,461,500 was purchased from ETS during the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively. Sales to ETS for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994 were $307,300, $311,600, $159,700 and $421,100, respectively.

    Prior to January 1, 1997, ETS provided management services to Radyne, for which ETS charged Radyne $60,000, $120,000 and $65,000 for the six month period ended December 31, 1996, the year ended June 30, 1996 and the six and one-half-month period ended June 30, 1995, respectively.

    One of the Company's Directors, Robert A. Grimes, is President and a Director of ETS. ETS is a wholly owned subsidiary of ST.

    The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST. Agilis acts as a sales agent for Radyne products in a number of Asian countries. Sales generated as a result of this arrangement amounted to $375,000 and $118,900 for the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively. The General Manager of Agilis, Chan Wee Piak, is a Director of the Company.

    On August 12, 1996, Stetsys US, Inc. ("ST"), a member of the Singapore Technologies Pte Ltd ("STPL") group, acquired 100% of the outstanding common stock of ETS. (ST is a wholly owned Delaware subsidiary of Stetsys Pte Ltd, which is a wholly owned subsidiary of STPL. STPL is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited, which is in turn wholly owned by the Minister for Finance (Incorporated) of Singapore). Messrs. Lim Ming Seong, Lee Yip Loi, Chan Wee Piak and Robert A. Grimes are all both Directors of the Company and officers of other corporations in the STPL group. On October 22, 1996, Radyne Florida was merged into ETS and the shares of the Company that had been owned by Radyne Florida were received by ETS and subsequently distributed by ETS to ST.

    On August 12, 1996, Singapore Technologies Electronics Pte Ltd ("STE"), another member of the STPL group, made an unsecured loan of $4,500,000 to the Company, the proceeds from which were used to pay down the loan payable to ETS. This loan, which bore interest at 8%, was repaid on February 10, 1997 from the proceeds of loans provided by Citibank NA and ST. Between November 8 and December 18, 1996, ST made loans to the Company in the aggregate principal amount of $2,100,000, with interest at 8% per annum and maturing in March, 1997. At or about maturity, the accrued interest on these loans was paid by the Company and the principal amounts were repaid with the proceeds of new loans maturing on April 30, 1997. As a result, there are the following outstanding loans by ST to the Company, totaling $4,100,000, which are planned to be repaid with proceeds of the Rights Offering:

LOAN DATE                                                      PRINCIPAL    INTEREST RATE  MATURITY
------------------------------------------------------------  ------------  -------------  ---------

02/10/97....................................................  $  2,000,000        6.625%    04/30/97
03/02/97....................................................  $    400,000        6.625%    04/30/97
03/31/97....................................................  $  1,700,000        6.625%    04/30/97

    The purpose of these advances by STE and ST was to provide Radyne with working capital pending the arrangement of suitable commercial credit lines and completion of the Rights Offering. A $2,000,000 line of credit from Bank of America NT & SA, which had been guaranteed by STPL, has recently been expanded to $5,000,000 (of which $3,000,000 had been drawn down as of March 24, 1997); the guarantee has been replaced by a nonbinding letter of awareness from STPL. The Company also has a $5,500,000 line of credit from Citibank NA (of which $3,800,000 had been drawn down as of April 9, 1997) with respect to which STPL has issued a nonbinding letter of awareness and in effect agreed that Stetsys Pte Ltd will exercise its ST Rights. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

    The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation.

    The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.002 per share, of which 3,759,721 shares are outstanding as of the date hereof (after adjustment by the Reverse Split). Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Holders of Common Stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid and nonassessable.

TRANSFER AGENT

    The Company has appointed Continental Stock Transfer & Trust Company as transfer agent for the Common Stock.

                     CONCURRENT SALE BY SELLING STOCKHOLDER

    The Registration Statement, of which this Prospectus forms a part, also includes a separate prospectus relating to the offering and resale by Merit Microwave, Inc. (a corporation controlled by Peter Weisskopf, the president of the Company's Microwave Products Division) of 30,000 shares of Common Stock issued thereto in exchange for business assets.

    Sales of such shares of Common Stock, or even the potential of such sales, could have an adverse effect on the market price of the Common Stock. As a result of the registration of the resale of such shares of Common Stock, the freely tradeable Common Stock will be increased by 30,000 shares.

                        SHARES ELIGIBLE FOR FUTURE SALE

    The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. Upon completion of the Rights Offering, if all Rights and Rights Options are fully exercised, there would be approximately 6,015,554 shares of Common Stock issued and outstanding. Of these shares, the Company believes that approximately 905,554 would be freely transferable immediately due to the present or prior registration or the present availability of a Rule 144 exemption from the requirement of registration. The remaining approximately 5,110,000 shares would be "restricted securities" for purposes of the Securities Act and would be eligible for resale at various times in the future, in each case subject to the volume and manner of sale limitations of Rule 144 under the Securities Act. Of these restricted shares, 3,400,000 shares are owned by ST and it is estimated that 1,680,000 shares would be owned by SPL.

    Over 91% of the presently outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act and, if held for at least two years, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such two-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned such shares of Common Stock for at least three years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.

    Prior to this offering, there has been no established public market for the Company's securities as trading in the Common Stock has been infrequent. Following this offering, the Company cannot predict the effect, if any, that sales of shares of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of Common Stock in the public market could materially adversely affect market prices for the Common Stock. In addition, the availability for sale of a substantial number of shares of Common Stock acquired through the exercise of Rights or outstanding options under the Plan could materially adversely affect market prices for the Common Stock.

    Up to an aggregate of 280,000 shares of Common Stock may be purchased by the holders of currently exercisable options outstanding under the Plan.

    In addition, the Registration Statement, of which this Prospectus forms a part, includes a separate prospectus relating to the offering and resale by one shareholder of 30,000 shares of Common Stock. See "Concurrent Sale by Selling Stockholder."

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, New York, New York, special counsel.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which expresses an unqualified opinion and includes an explanatory paragraph relating to the United States Bankruptcy Court of the Eastern District of New York entering an order confirming the Company's plan of reorganization which became effective at the close of business on December 16, 1994), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    Certain statements in the Prospectus Summary and under the captions "Risk Factors," "Purpose of the Rights Offering and Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following general economic and business conditions: the loss of, or the failure to replace, any significant customers; changes in business strategy or development plans; the timing and success of new product introductions; the quality of management; the availability, terms and deployment of capital; the business abilities and judgments of personnel; the availability of qualified personnel; and other factors referenced in this Prospectus. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                    GLOSSARY

ACQUISITION

    The process of a satellite demodulator synchronizing and properly decoding a received satellite signal.

ALGORITHM

    Formula used in digital signal processing.

ATM

    Asynchronous Transfer Mode--Standard for asynchronous transmission/reception of high speed digital signals on an asynchronous basis.

C-BAND

    Standard satellite communications channel at 4 and 6 GHz (GigaHertz)

COMPRESSED DIGITAL VIDEO

    The digitization and bandwidth reduction of a video signal.

DAMA

    Demand Assigned Multiple Access--A control protocol and access method used in satellite communications.

DATA RATE

    The rate at which digital information is transmitted or received.

EARTH STATION

    The facility containing all the necessary equipment for the transmission and reception of satellite signals.

FREQUENCY CONVERTER

    Converts an intermediate frequency signal to the high frequency signal used by the satellite, and vice versa.

FREQUENCY TRANSLATOR

    Translates or converts one satellite frequency to another.

IBS

    Internation Business Services--A standard specification for the transmission of digital infomation at data rates below 2.048 Mbps.

IDR

    Intermediate Data Rate--A standard specification for transmission of digital information over the satellite at data rates above 1.544 Mbps.

KU-BAND

    Standard satellite communications channels at 11 and 14 GHz.

MODEM

    Modulator and demodulator--A device that converts signals produced by one type of device (such as a satellite transponder) to a form compatible with another (such as a computer).

MUX

    Multiplexer--Digitally combines multiple digital data streams.

OPEN NETWORK

    Satellite networks where all equipment meets the IBS or IDR specifications. Allows use of equipment from any supplier, guaranteeing that all equipment will be interoperable.

VOICE COMPRESSION

    Digitization and bandwidth reduction of a voice signal.

                                October 25, 1996

                                                              CORPORATE CAPITAL
                                                               CONSULTANTS INC.
                                                         1185 AVENUE OF THE AMERICAS
Board of Directors                                                18th FLOOR
Radyne Corp.                                            NEW YORK, NEW YORK 10036-2601
5225 South 37th Street                                       TEL: (212) 843-0352
Phoenix, Arizona 85040                                       FAX: (212) 843-0574

ATTN: Mr. Robert C. Fitting, President

Dear Sirs:

    You have asked our opinion as to the value of issued and outstanding common stock (18,748,635 shares as of the date hereof, before giving effect to an additional 50,000 to be issued in connection with a recent acquisition and before giving effect to the exercise of options to be issued on 10% of the number outstanding after giving effect to such issuance and exercise) of Radyne Corp. ("Radyne"). It is understood that our opinion as to such value will be considered by the Board of Directors of Radyne in connection with a rights offering to existing stockholders to subscribe for common stock intended to raise approximately $5 million of equity capital and in connection with the issuance of the aforesaid and additional incentive stock options.

    In forming our opinion we reviewed and considered the following:

    1) We examined publicly available information concerning Radyne, including its filings with the Securities & Exchange Commission (together with Exhibits thereto), and its draft Form 10-KSB for the year ended June 30, 1996 (including audited financial statements for that period).

    2) We reviewed Radyne's business plan, including projections of results of operations through the fiscal year ending June 30, 2001, and discussed its implementation with the management of Radyne. Such review included a visit to Radyne's facilities in Phoenix, Arizona.

    3) We reviewed publicly available information on approximately twelve publicly traded companies regarded by us as comparable in nature of business to Radyne (as indicated by their respective Standard Industrial Classification codes and descriptions of their respective businesses). It should be noted that approximately half these companies showed deficits in results of operations for at least their most recent reported twelve months of operations and about one-third reported deficits in results of operations before interest and taxes for such periods (as did Radyne). In connection with such review, we examined the market prices of the common stock of such compared companies in relation to their earnings, book values and revenues.

    4) We reviewed the terms of the approximately twelve acquisitions (most completed, but several pending) of companies regarded by us as comparable in nature of business to Radyne announced since January 1, 1995 with respect to which publicly available information existed. In examining the terms of such acquisitions in relation to the earnings (about one-third of the acquired companies showed deficits), book values and revenues of the acquired companies, we made adjustments for the premiums typically paid in such acquisitions over the market prices of the acquired companies that prevailed about a month before announcement of the acquisition.

    5) We reviewed the terms of the acquisition in August 1996 by the current controlling stockholder of Radyne of the entire capital stock of a then parent of Radyne for approximately $5.75 million.

Board of Directors
Radyne Corp.

    6) In view of the recent history of Radyne, which included emergence from bankruptcy in December 1994, losses for the fiscal year ended June 30, 1996 and for the six-and-a-half month period ended June 30, 1995, and a negative net worth and $4.6 million of debt as of June 30, 1996, we estimated the present value at 30% to 40% discount rates (target compounded rates of return) of the amount that a prudent venture investor would pay at the end of June 30, 2001 for a company that achieved at that time Radyne's projected revenues, earnings and net assets.

    7) We reviewed the history since early 1996 of the limited trading activity in the common stock of Radyne.

    On the basis of the foregoing reviews and considerations, it is our opinion that the value per share of common stock of Radyne is $.35 to $.65, or, in terms of a single figure appropriate for a rights offering price and an exercise price of incentive stock options, $.50 per share.

    Although this value is significantly below the prices at which the common stock has traded in recent weeks (ranging from 7/8 to 2, the latter being one trade of 700 shares on October 15, after which the price declined), the latter prices must be considered in light of infrequent trading, a limited market and wide spreads between the bid and asked prices of the respective traders in the OTC Bulletin Board (typically 1/2 or 3/4).

    Corporate Capital Consultants, Inc. ("CCC") is a specialty investment banking firm, which, since its inception in 1974, has performed services in the areas of financial consulting, corporate valuations, fairness opinions and mergers and acquisitions. In the valuation area, CCC has provided valuations of corporate securities in connection with pending purchase offers, plans to sell, recapitalizations, going-private transactions, tender offers, the purchase of minority interests, employee stock purchase plans and public offerings, for both publicly and privately held companies in a broad range of industries.

                                          Very truly yours,

CORPORATE CAPITAL CONSULTANTS, INC.

           /s/ SIDNEY M. SPIELVOGEL
---------------------------------------------
             Sidney M. Spielvogel
              MANAGING DIRECTOR

SMS:evk

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors.......................................................        F-2

Balance Sheets as at December 31, 1996 and June 30, 1996.............................        F-3

Statements of Operations for the Six Month Period Ended December 31, 1996, the Year
  Ended June 30, 1996, the Six and One-Half Month Period Ended June 30, 1995 and the
  Ten and One-Half Month Period Ended December 16, 1994..............................        F-4

Statements of Stockholders' Capital Deficiency for the Six Month Period Ended
  December 31, 1996, the Year Ended June 30, 1996 and the Six and One-Half Month
  Period Ended June 30, 1995 and the Ten and One-Half Month Period Ended December 16,
  1994...............................................................................        F-5

Statements of Cash Flows for the Six Month Period Ended December 31, 1996, the Year
  Ended June 30, 1996 and the Six and One-Half Month Period Ended June 30, 1995 and
  the Ten and One-Half Month Period Ended December 16, 1994..........................        F-6

Notes to Financial Statements........................................................        F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Radyne Corp.
Phoenix, Arizona

    We have audited the accompanying balance sheets of Radyne Corp. (the "Company" or "Radyne") as of December 31, 1996 and June 30, 1996, and the related statements of operations, stockholders' capital deficiency and cash flows for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Notes 1, 2 and 3 to the accompanying financial statements, on December 16, 1994, the United States Bankruptcy Court for the Eastern District of New York entered an order confirming the plan of reorganization which became effective at the close of business on December 16, 1994. Accordingly, the accompanying financial statements for the six and one-half month period ended June 30, 1995, are the initial financial statements of the post-bankruptcy Company, and have been prepared in conformity with AICPA Statement of Position 90-7, FINANCIAL REPORTING FOR ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and June 30, 1996, and the results of its operations and its cash flows for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994 (Predecessor Company) in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 7, 1997, except as to certain information in Note 7, the date of which is March 2, 1997.

                                  RADYNE CORP.

                                 BALANCE SHEETS

                                                                                        DECEMBER 31,   JUNE 30,
                                                                                            1996         1996
                                                                                        ------------  -----------
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $  186,488   $       971
  Accounts receivable--trade, net of allowance for doubtful accounts of $13,000.......    2,733,902       283,871
  Inventories (Note 4)................................................................    1,991,360     1,150,669
  Prepaid expenses....................................................................       19,280        20,426
  Deferred offering costs.............................................................       75,018
                                                                                        ------------  -----------
    Total current assets..............................................................    5,006,048     1,455,937
                                                                                        ------------  -----------
PROPERTY AND EQUIPMENT--Net (Notes 5 and 9)...........................................      849,564       571,927
                                                                                        ------------  -----------
OTHER ASSETS:
  Designs and drawings--net of accumulated amortization of $475,696 (December 31) and
    $361,529 (June 30)................................................................      701,643     1,236,810
  Deposits............................................................................       15,662         8,012
                                                                                        ------------  -----------
    Total other assets................................................................      717,305     1,244,822
                                                                                        ------------  -----------
TOTAL.................................................................................   $6,572,917   $ 3,272,686
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                          LIABILITIES AND STOCKHOLDERS' CAPITAL DEFICIENCY

CURRENT LIABILITIES:
  Note payable under line of credit (Note 8)..........................................   $1,993,820
  Notes payable to affiliates (Note 7)................................................    6,600,000   $ 4,594,696
  Obligations under capital leases (Note 9)...........................................       53,042        26,820
  Accounts payable--trade.............................................................      805,279       465,431
  Accounts payable--affiliate.........................................................      436,362
  Accrued expenses (Note 6)...........................................................      926,956       400,966
  Taxes payable (Note 2)..............................................................       42,116        51,011
                                                                                        ------------  -----------
    Total current liabilities.........................................................   10,857,575     5,538,924

OBLIGATIONS UNDER CAPITAL LEASES (Note 9).............................................       81,016        34,304

TAXES PAYABLE (Note 2)................................................................       80,952        96,110
                                                                                        ------------  -----------
    Total liabilities.................................................................   11,019,543     5,669,338
                                                                                        ------------  -----------
COMMITMENTS AND CONTINGENT LIABILITIES (Notes 8, 9, 10 and 13)

STOCKHOLDERS' CAPITAL DEFICIENCY (Notes 2, 3 and 14):
  Common stock, $.002 par value--authorized, 20,000,000 shares; issued and
    outstanding, 3,759,721 shares (December 31) and 3,749,721 shares (June 30)........        7,519         7,499
  Additional paid-in capital..........................................................      605,782       585,802
  Accumulated deficit.................................................................   (5,059,927)   (2,989,953)
                                                                                        ------------  -----------
    Total stockholders' capital deficiency............................................   (4,446,626)   (2,396,652)
                                                                                        ------------  -----------

TOTAL.................................................................................   $6,572,917   $ 3,272,686
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                       See notes to financial statements.

                                  RADYNE CORP.
                            STATEMENTS OF OPERATIONS

                                                                 SUCCESSOR COMPANY                    PREDECESSOR COMPANY
                                               -----------------------------------------------------  -------------------
                                               SIX MONTH PERIOD                   SIX AND ONE-HALF     TEN AND ONE-HALF
                                                ENDED DECEMBER     YEAR ENDED    MONTH PERIOD ENDED   MONTH PERIOD ENDED
                                                   31, 1996       JUNE 30, 1996     JUNE 30, 1995      DECEMBER 16, 1994
                                               -----------------  -------------  -------------------  -------------------
NET SALES (Notes 7 and 12)...................    $   4,905,059    $   3,829,523     $   1,861,262        $   2,569,396
COST OF SALES (Note 7).......................        4,052,433        2,559,350         1,228,747            2,229,329
                                               -----------------  -------------  -------------------  -------------------
      Gross profit...........................          852,626        1,270,173           632,515              340,067
                                               -----------------  -------------  -------------------  -------------------
OPERATING EXPENSES:
  Selling, general and administrative (Note
    7).......................................        1,437,971        1,843,576           961,162            1,658,388
  Asset impairment charge (Note 1)...........          421,000
  Professional fees related to
    reorganization...........................                                                                  600,198
  Research and development...................          808,025        1,794,823
                                               -----------------  -------------  -------------------  -------------------
TOTAL OPERATING EXPENSES.....................        2,666,996        3,638,399           961,162            2,258,586
                                               -----------------  -------------  -------------------  -------------------
LOSS FROM OPERATIONS BEFORE FRESH START
  ADJUSTMENTS, INTEREST EXPENSE AND
  EXTRAORDINARY ITEMS........................       (1,814,370)      (2,368,226)         (328,647)          (1,918,519)
FRESH START ADJUSTMENTS (Note 3).............                                                                1,598,841
INTEREST EXPENSE--Net........................          255,604          256,871            36,209              118,235
LOSS BEFORE EXTRAORDINARY ITEMS..............       (2,069,974)      (2,625,097)         (364,856)            (437,913)
EXTRAORDINARY ITEMS (Note 2):
  Gain on exchange of debt for common
    stock....................................                                                                1,062,667
  Gain on debt forgiveness...................                                                                1,636,489
                                               -----------------  -------------  -------------------  -------------------
TOTAL EXTRAORDINARY ITEMS....................                                                                2,699,156
                                               -----------------  -------------  -------------------  -------------------
NET (LOSS) INCOME BEFORE INCOME TAXES........       (2,069,974)      (2,625,097)         (364,856)           2,261,243
INCOME TAXES (Note 11)
                                               -----------------  -------------  -------------------  -------------------
NET (LOSS) INCOME............................    $  (2,069,974)   $  (2,625,097)    $    (364,856)       $   2,261,243
                                               -----------------  -------------  -------------------  -------------------
                                               -----------------  -------------  -------------------  -------------------
PER COMMON SHARE DATA (Note 1):
  Loss before extra ordinary items...........    $        (.55)   $        (.70)    $        (.10)       $       (1.33)
  Extraordinary items........................                                                                     8.20
                                               -----------------  -------------  -------------------  -------------------
NET (LOSS) INCOME PER COMMON SHARE...........    $        (.55)   $        (.70)    $        (.10)       $        6.87
                                               -----------------  -------------  -------------------  -------------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING..............        3,750,699        3,742,227         3,729,721              329,020
                                               -----------------  -------------  -------------------  -------------------
                                               -----------------  -------------  -------------------  -------------------

                       See notes to financial statements.

                                  RADYNE CORP.

                 STATEMENTS OF STOCKHOLDERS' CAPITAL DEFICIENCY
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                         PERIOD ENDED DECEMBER 16, 1994

                                                                         ADDITIONAL
                                                     COMMON STOCK         PAID-IN
                                                 ---------------------    CAPITAL
                                                 SHARES       AMOUNT     (DEFICIT)       DEFICIT         TOTAL
                                                 ----------  ---------  ------------  -------------  -------------
BALANCE, JANUARY 31, 1994
  (Predecessor Company)........................     319,034  $     638  $  7,227,539  $  (9,486,119) $  (2,257,942)
  Shares issued pursuant to plan of
    reorganization (Note 2)....................   3,410,687      6,821       543,179                       550,000
  Loss before extraordinary items..............                                            (437,913)      (437,913)
  Exchange of debt for common stock (Note 2)...                                           1,062,667      1,062,667
  Gain on debt forgiveness (Note 2)............                                           1,636,489      1,636,489
  Elimination of Predecessor Company interest
    and deficit (Note 2).......................                           (7,224,876)     7,224,876
                                                 ----------  ---------  ------------  -------------  -------------
BALANCE, DECEMBER 16, 1994.....................   3,729,721      7,459       545,842                       553,301
  Net loss.....................................                                            (364,856)      (364,856)
                                                 ----------  ---------  ------------  -------------  -------------
BALANCE, JUNE 30, 1995.........................   3,729,721      7,459       545,842       (364,856)       188,445
  Shares issued to Merit Microwave (Note 7)....      20,000         40        39,960                        40,000
  Net loss.....................................                                          (2,625,097)    (2,625,097)
                                                 ----------  ---------  ------------  -------------  -------------
BALANCE, JUNE 30, 1996.........................   3,749,721      7,499       585,802     (2,989,953)    (2,396,652)
  Additional shares issued to Merit Microwave
    (Note 7)...................................      10,000         20        19,980                        20,000
  Net loss.....................................                                          (2,069,974)    (2,069,974)
                                                 ----------  ---------  ------------  -------------  -------------
BALANCE, DECEMBER 31, 1996.....................   3,759,721  $   7,519  $    605,782  $  (5,059,927) $  (4,446,626)
                                                 ----------  ---------  ------------  -------------  -------------
                                                 ----------  ---------  ------------  -------------  -------------

                       See notes to financial statements.

                                  RADYNE CORP.
                            STATEMENTS OF CASH FLOWS

                                                                                                                   PREDECESSOR
                                                                                  SUCCESSOR COMPANY                  COMPANY
                                                                      ------------------------------------------  -------------
                                                                                                      SIX AND        TEN AND
                                                                                                      ONE-HALF      ONE-HALF
                                                                        SIX MONTH                   MONTH PERIOD  MONTH PERIOD
                                                                      PERIOD ENDED    YEAR ENDED       ENDED          ENDED
                                                                      DECEMBER 31,     JUNE 30,       JUNE 30,    DECEMBER 16,
                                                                          1996           1996           1995          1994
                                                                      -------------  -------------  ------------  -------------
OPERATING ACTIVITIES:
  Net (loss) income.................................................  $  (2,069,974) $  (2,625,097)  $ (364,856)  $   2,261,243
  Adjustments to reconcile net (loss) income to net cash used in operating activities:
      Depreciation and amortization.................................        177,535        276,913      147,523          25,850
      Asset impairment charge.......................................        421,000
  Reorganization items:
    Fresh start adjustments.........................................                                                 (1,598,841)
    Gain on exchange of debt for common stock.......................                                                 (1,062,667)
    Gain on debt forgiveness........................................                                                 (1,636,489)
  Changes in operating assets and liabilities:
    Accounts receivable.............................................     (2,450,031)       251,806     (202,687)        133,929
    Bankruptcy claims escrow........................................                                    106,613        (106,613)
    Prepaids and other current assets...............................        (73,872)        73,581       99,534          (9,586)
    Employee relocation incentives and advances.....................                       112,353     (109,353)          4,890
    Inventories.....................................................       (840,691)      (247,843)    (353,686)        (80,910)
    Deposits........................................................         (7,650)                   (191,796)
    Accounts payable--trade.........................................        339,848       (113,243)     284,495         557,817
    Accounts payable--affiliate.....................................        436,362
    Accrued expenses................................................        545,990       (253,337)    (348,004)        599,990
    Taxes payable...................................................        (24,053)       (56,063)      (6,093)        213,143
                                                                      -------------  -------------  ------------  -------------
        Net cash used in operating activities.......................     (3,545,536)    (2,580,930)    (938,310)       (698,244)
                                                                      -------------  -------------  ------------  -------------
INVESTING ACTIVITIES--Capital expenditures..........................       (255,118)      (388,770)    (119,042)
                                                                      -------------  -------------  ------------  -------------
FINANCING ACTIVITIES:
  Borrowings from note payable under line of credit.................      1,993,820
  Proceeds from notes payable to affiliates.........................      6,600,000      3,052,912      853,206         870,175
  Payments on note payable to affiliate.............................     (4,594,696)
  Principal payments on capital lease obligations...................        (12,953)       (84,350)     (50,143)
                                                                      -------------  -------------  ------------  -------------
        Net cash provided by financing activities...................      3,986,171      2,968,562      803,063         870,175
                                                                      -------------  -------------  ------------  -------------
NET INCREASE (DECREASE) IN CASH.....................................        185,517         (1,138)    (254,289)        171,931
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD......................            971          2,109      256,398          84,467
                                                                      -------------  -------------  ------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................  $     186,488  $         971   $    2,109   $     256,398
                                                                      -------------  -------------  ------------  -------------
                                                                      -------------  -------------  ------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION--Cash paid for
  interest..........................................................  $      72,258  $       3,996   $    7,059   $    --
                                                                      -------------  -------------  ------------  -------------
                                                                      -------------  -------------  ------------  -------------
SUPPLEMENTAL DISCLOSURES OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
  The Company incurred capital lease obligations of $85,887 for new machinery and equipment for the six month period ended December
    31, 1996
  In December 1996, the Company issued an additional 10,000 shares of common stock in conjunction with the asset purchase from
    Merit Microwave, Inc. (Note 7)

                       See notes to financial statements.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                         PERIOD ENDED DECEMBER 16, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS--Radyne Corp. (the "Company" or "Radyne") is located in Phoenix, Arizona and designs, manufactures, and sells products, systems, and software used for the transmission and reception of data over satellite and cable communication networks. A wholly-owned subsidiary, Satellite Digital Systems Corp. ("SDSC"), which was inactive and had no material assets and liabilities, filed a petition for liquidation under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of New York on May 17, 1995. This did not have any significant impact on the financial position or results of operations of the Company since SDSC had terminated all operations. SDSC received its Final Decree of Bankruptcy on August 5, 1995, which effectively dissolved SDSC.

    Upon emergence from bankruptcy proceedings on December 16, 1994, (Note 2) the Company became a majority-owned subsidiary of Radyne, Inc., which was a wholly-owned subsidiary of Engineering and Technical Services, Inc. ("ETS"). On August 12, 1996, Singapore Technologies Pte Ltd ("STPL") acquired 100% of the outstanding common stock of ETS through its indirect wholly-owned subsidiary, Stetsys US, Inc. ("ST"). The purchase price for the ETS stock was $5,756,425. Subsequent to the acquisition of ETS by ST, Radyne, Inc. was merged into ETS which in turn distributed all of its Radyne shares to ST. ETS did not push down any related purchase accounting adjustments since its ownership in the Company was less than 95%. As a result, the accompanying financial statements continue to reflect the historical accounts of the Company. The Company changed its fiscal year-end to December 31 to conform to the year-end of ST.

    CHANGE IN FISCAL YEAR--Effective August 12, 1996, the Company changed its fiscal year-end from June 30 to December 31 to conform to the year-end of ST. Summarized unaudited financial information for the six months ended December 31, 1995 is as follows:

Net sales...................................................  $2,397,235
Gross profit................................................  $ 921,951
Net loss before income taxes................................  $(583,887)
Income taxes................................................  $  --
Net loss....................................................  $(583,887)
Net loss per common share...................................  $        (.16)

    RIGHTS OFFERING--In November 1996, the Board of Directors approved the distribution to stockholders (other than ST), subject to the approval of the 1-for-5 reverse stock split of common shares which was effective on January 9, 1997, of subscription rights to purchase up to 215,833 shares of the Company's common stock at a price of $2.50 per share. The Board of Directors further approved the distribution of subscription rights to an affiliate of ST to purchase up to 2,040,000 shares of the Company's common stock at a price of $2.50 per share. The subscription rights are proposed to expire May 15, 1997. At December 31, 1996, the Company has recorded $75,018 of deferred offering costs relating to the registration of these rights. All per share information in these financial statements has been adjusted to give effect to the 1-for-5 reverse split of common shares.

    CASH EQUIVALENTS--The Company considers all money market accounts with a maturity of 90 days or less to be cash equivalents.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION--The Company recognizes revenue upon shipment of product.

    INVENTORIES, consisting of satellite modems and related products, are valued at the lower of cost (first-in, first-out) or market, including material, direct labor, and overhead costs.

    PROPERTY AND EQUIPMENT is stated at cost. Expenditures for repairs and maintenance are charged to operations as incurred, and improvements which extend the useful lives of the assets are capitalized. Depreciation and amortization of machinery and equipment are computed using the straight-line method over an estimated useful life of five to seven years.

    DESIGNS AND DRAWINGS--The valuation of designs and drawings is the result of adjustments made by the Company to adopt Fresh Start reporting in accordance with AICPA Statement of Position ("SOP") 90-7, FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE, and represents the excess reorganization value that has been applied to the acquired technology supporting the Company's products (Note 3). Amortization of designs and drawings is computed using the straight-line method over an estimated useful life of four to seven years.

    At December 31, 1996, the Company recognized a design and drawing impairment charge of $421,000, with no associated tax benefit. With the introduction of new products in October 1996, management determined that a portion of the technology related to the original designs and drawings would be phased out or modified with technology used in new products. Impairment was determined by comparing the amount of undiscounted projected future cash flows attributable to each product using the related technology to the carrying value of the asset. Projected future cash flows were estimated for a period approximating the estimated remaining lives of the long lived assets, based on products' earnings history, market conditions and assumptions reflected in internal operating plans and strategies.

    RESEARCH AND DEVELOPMENT--The cost of research and development is charged to expense as incurred.

    INCOME TAXES--Radyne files a consolidated federal income tax return with ETS and ST. Income taxes have been computed as if the Company filed separate income tax returns for each year.

    The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future consequences attributed to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Differences between income for financial and tax reporting purposes arise primarily from amortization of certain designs and drawings and accruals for warranty reserves and compensated absences. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    CONCENTRATION OF CREDIT RISK--The Company maintains ongoing credit evaluations of its customers and generally does not require collateral. The Company provides reserves for potential credit losses and such losses have not exceeded management's expectations.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NET INCOME (LOSS) PER COMMON SHARE is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each of the periods presented. Such amounts have been adjusted to reflect the 1-for-5 reverse stock split that occurred on January 9, 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of accounts receivable, accounts payable, and accrued expenses approximates the carrying value due to the short-term nature of these instruments. Management has estimated that the fair values of the loan payable to affiliates, the demand obligation, capital lease obligations, and taxes payable approximate the current balances outstanding, based on currently available rates for debt with similar terms.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. REORGANIZATION

    On April 28, 1994, Radyne Corp. (the "Predecessor Company") filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of New York. Under Chapter 11, certain claims against the Predecessor Company in existence prior to the filing were stayed while the Predecessor Company continued business operations as debtor-in-possession. Claims secured against the Predecessor Company's assets were also stayed, although the holders of such claims had the right to move the Court for relief from the stay prior to the plan being confirmed. Secured claims were secured primarily by liens on all of the Predecessor Company's assets.

    The Predecessor Company received approval from the Bankruptcy Court to pay certain of its prepetition obligations, employee wages and benefits. Tax claims were rescheduled for payment in equal quarterly installments of $9,600, with interest at 7% through September 2000.

    On December 16, 1994, the Bankruptcy Court confirmed the Predecessor Company's Plan of Reorganization effective at the close of business on December 16, 1994 (Note 3).

3. FRESH START REPORTING

    Under the provision of SOP 90-7, the Successor Company was required to adopt Fresh Start reporting as of the close of business on December 16, 1994, because the reorganization value of the Predecessor Company was less than the total of all post-petition liabilities and prepetition allowed claims, and the preconfirmation stockholders retained less than 50% of the Successor Company's common stock. Accordingly, the financial statements for the six and one-half month period ended June 30, 1995 are the initial financial statements of Radyne Corp., the Successor Company.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

4. INVENTORIES

INVENTORIES CONSIST OF THE FOLLOWING:

                                                                   DECEMBER 31,    JUNE 30,
                                                                       1996          1996
                                                                   ------------  ------------
Raw materials and components.....................................   $1,108,019   $    626,525
Work-in-process..................................................      792,119        307,391
Finished goods...................................................      577,222        293,660
Valuation allowance..............................................     (486,000)       (76,907)
                                                                   ------------  ------------
Total............................................................   $1,991,360   $  1,150,669
                                                                   ------------  ------------
                                                                   ------------  ------------

5. PROPERTY AND EQUIPMENT

PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:

                                                                     DECEMBER 31,   JUNE 30,
                                                                         1996         1996
                                                                     ------------  ----------
Machinery and equipment............................................   $  731,778   $  434,050
Furniture and fixtures.............................................      243,559      200,282
                                                                     ------------  ----------
Total..............................................................      975,337      634,332
Less accumulated depreciation......................................      125,773       62,405
                                                                     ------------  ----------
Property and equipment--net........................................   $  849,564   $  571,927
                                                                     ------------  ----------
                                                                     ------------  ----------

6. ACCRUED EXPENSES

ACCRUED EXPENSES CONSIST OF THE FOLLOWING:

                                                                     DECEMBER 31,   JUNE 30,
                                                                         1996         1996
                                                                     ------------  ----------
Wages and related payroll taxes....................................   $  356,624   $  173,820
Interest...........................................................      194,492       11,146
Professional fees..................................................      171,000       77,125
Warranty reserve...................................................      139,775      109,775
Other..............................................................       65,065       29,100
                                                                     ------------  ----------
Total accrued expenses.............................................   $  926,956   $  400,966
                                                                     ------------  ----------
                                                                     ------------  ----------

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

7. RELATED PARTY TRANSACTIONS

    In June 1995, the Company acquired certain assets of Merit Microwave, Inc., as well as the manufacturing rights to the Merit line of microwave products, which include translators and frequency converters. The purchase price of approximately $120,000 was allocated to inventory and machinery and equipment, and was paid by the issuance of 30,000 shares of the Company's stock ($40,000), cash of $60,000, and the assumption of a payable of $20,000. Under the terms of the agreement, the principal stockholder and chief operating officer of Merit entered into a one-year agreement with the Company to serve as president of the newly created Radyne Microwave Products Division for annual compensation of $75,000. In addition, the Company is required to pay royalties to Merit of 5-10% on certain sales of microwave products. From June 1995 to December 31, 1996, the Company paid royalties of $4,600.

    In July 1995, the Company's manufacturing operations were moved to ETS pending the Company's relocation to Phoenix. As a result, the Company transferred $726,345 of inventory and $115,155 of machinery and equipment to ETS in exchange for an equal reduction in the loan payable to ETS, to facilitate the commencement of subcontract manufacturing by ETS. During September 1996, in recognition of the completion of the move to Phoenix and increase in staffing, the Board of Directors determined that the Company should resume direct manufacturing. To this end, the Company repurchased $22,100 of machinery and equipment from ETS and was obligated to purchase $348,000 of inventory from ETS, which ETS had acquired and or processed in the ordinary course of fulfilling purchase orders from the Company. However, as the Company's products were undergoing constant improvement, in September 1996, the Company considered it necessary to treat $70,000 of such inventory as obsolete and another $20,000 thereof as slow-moving. Ongoing product development rendered another $90,000 of this inventory obsolete shortly thereafter. Additional inventory of $457,000 and $2,461,500 was purchased from ETS during the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively. Sales to ETS for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994 were $307,300, $311,600, $159,700 and $421,100, respectively.

    The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST, whereby Agilis acts as a sales agent for Radyne products in a number of Asian countries. Sales generated as a result of this agreement amounted to $375,000 and $118,900 for the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively.

    ETS provided management services to Radyne, for which ETS charged Radyne $60,000, $120,000 and $65,000 for the six month period ended December 31, 1996, the year ended June 30, 1996 and the six and one-half month period ended June 30, 1995, respectively.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

7. RELATED PARTY TRANSACTIONS (CONTINUED)
    At December 31, 1996, notes payable to ST and affiliates were as follows:

Note payable plus interest at 8% per annum, principal due
  February 10, 1997.............................................  $4,500,000
Note payable plus interest at 8% per annum, principal due March
  2, 1997.......................................................    400,000
Notes payable, interest at 8% per annum, principal due March 31,
  1997..........................................................  1,700,000
                                                                  ---------
Total...........................................................  $6,600,000
                                                                  ---------
                                                                  ---------

    Interest expense on notes payable to affiliates was $205,900 and $248,400 for the six month period ended December 31, 1996 and the year ended June 30, 1996, respectively, of which $152,400 was included in accrued expenses in the accompanying balance sheet as of December 31, 1996.

    During August 1996, an ST affiliate made an unsecured loan of $4,500,000 to the Company, the proceeds from which were used to pay down the note payable to ETS which was outstanding as of June 30, 1996. Subsequent to December 31, 1996, the Company repaid the $4,500,000 note payable with the proceeds from a $2,000,000 note payable to ST. The note bears interest at 6.625% per annum with the principal due on April 30, 1997. The interest rate increases to 7.625% if the principal is not paid on the required due date. The remaining $2,500,000 was borrowed from the new $5,500,000 credit agreement as discussed in Note 8. In addition, the maturities on the $400,000 and the $1,700,000 notes payable were extended to April 30, 1997. In connection with the extension of the maturity date, the interest rate was adjusted to 6.625% per annum. The interest rate on this note increases to 7.625% if the principal is not paid on the required due date. The Company expects to repay the notes payable to ST with the proceeds from the Rights Offering (Note 1).

8. NOTES PAYABLE

    The Company has a note payable under a line of credit agreement with a bank that permits outstanding borrowings of $2,000,000 with interest payable at LIBOR (6.275%--6.4% at December 31, 1996). The line of credit agreement expires in April 1997. Subsequent to December 31, 1996, available borrowings on the line of credit were increased to $5,000,000.

    Subsequent to December 31, 1996, the Company entered into a new $5,500,000 credit agreement with a bank that includes $5,000,000 available under an uncommitted line of credit facility and facilities for bank guarantees and/or standby letters of credit up to $500,000. STPL has issued a nonbinding letter of awareness in connection with this credit agreement. Borrowings under the line of credit bear interest at a fluctuating rate equal to LIBOR or alternative Citibanks Quoted Rate plus 1% per annum. The credit agreement requires the Company to capitalize at least $4,100,000 of its notes payable to affiliates not later than March 31, 1997 and also requires that the Company maintains certain financial leverage ratios. The availability of additional borrowings under the credit agreement expires June 30, 1997.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

9. OBLIGATIONS UNDER CAPITAL LEASES

    The Company leases machinery and equipment under capital leases. The net book value of the equipment, $146,958 at December 31, 1996 and $75,000 at June 30, 1996, is included in property and equipment in the accompanying balance sheets and is being depreciated over the estimated useful lives of the machinery and equipment.

    Payments on capital lease obligations at December 31 are due as follows:

1997..............................................................  $  66,731
1998..............................................................     62,638
1999..............................................................     26,463
                                                                    ---------
Total minimum lease payments......................................    155,832
Less amount representing interest.................................     21,774
                                                                    ---------
Present value of minimum lease payments...........................    134,058
Less current portion..............................................     53,042
                                                                    ---------
Capital lease obligations due after one year......................  $  81,016
                                                                    ---------
                                                                    ---------

10. COMMITMENTS

    Rent expense was $44,112, $95,000, $57,000 and $62,000 for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994, respectively. Future minimum rentals under the lease at December 31 are as follows:

1997..............................................................  $  88,224
1998..............................................................     22,056
                                                                    ---------
Total.............................................................  $ 110,280
                                                                    ---------
                                                                    ---------

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

11. INCOME TAXES

    The following summary reconciles taxes (recovery) from operations at the federal statutory rate with the actual provision (recovery):

                                                              SIX                       SIX AND        TEN AND
                                                             MONTH                     ONE-HALF       ONE-HALF
                                                             PERIOD        YEAR      MONTH PERIOD   MONTH PERIOD
                                                             ENDED         ENDED         ENDED          ENDED
                                                          DECEMBER 31,   JUNE 30,      JUNE 30,     DECEMBER 16,
                                                              1996         1996          1995           1994
                                                          ------------  -----------  -------------  -------------
Income taxes (recovery) at statutory rate...............   $ (704,000)  $  (893,000)  $  (124,000)   $   768,800
Increase (decrease) in income taxes (recovery) resulting
  from:
  State income tax benefit..............................      (75,000)      (95,000)
  Change in valuation allowance.........................      775,000       988,000       117,600       (738,000)
  Other adjustments.....................................        4,000       --              6,400        (30,800)
                                                          ------------  -----------  -------------  -------------
    Total...............................................   $   --       $   --        $   --         $   --
                                                          ------------  -----------  -------------  -------------
                                                          ------------  -----------  -------------  -------------

    Deferred tax assets consisted of the following at December 31, 1996 and June 30, 1996:

                                                                                       DECEMBER 31,    JUNE 30,
                                                                                           1996          1996
                                                                                       ------------  ------------
Gross deferred tax assets:
  Cumulative tax effect of net operating loss carryforwards..........................   $3,930,000   $  3,517,000
  Tax credits........................................................................      210,000        210,000
  Temporary differences..............................................................      (30,000)      (365,000)
  Valuation allowance................................................................   (4,110,000)    (3,362,000)
                                                                                       ------------  ------------
    Total............................................................................   $   --       $    --
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    At December 31, 1996, the Company has net operating loss carryforwards of approximately $10,443,000 expiring in various years through 2012 and general business credit carryforwards of $210,000 expiring in various years through 2004 for utilization against taxable income/taxes payable of future periods, if any. Approximately $6,200,000 of the Company's net operating loss and tax credit carryforwards are subject to an annual limitation under Internal Revenue Code
Section 382, in future years, as a result of changes in ownership of the Company's stock. The annual limitation is generally equal to the value of the corporation's equity immediately prior to the change in ownership, times the federal long-term tax exempt rate published by the federal government. Management believes that the inability to utilize net operating loss and tax credit carryforwards to offset future taxable income within the carryforward periods under existing tax laws and regulations is more likely than not. Accordingly, a 100% valuation allowance has been recorded against the net deferred tax asset as of December 31, 1996 and June 30, 1996.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

12. SIGNIFICANT CUSTOMERS AND EXPORT SALES

SALES TO SIGNIFICANT CUSTOMERS AS A PERCENTAGE OF NET SALES ARE AS FOLLOWS:

                                                                   SIX                         SIX AND          TEN AND
                                                                  MONTH                       ONE-HALF         ONE-HALF
                                                                 PERIOD          YEAR       MONTH PERIOD     MONTH PERIOD
                                                                  ENDED          ENDED          ENDED            ENDED
                                                              DECEMBER 31,     JUNE 30,       JUNE 30,       DECEMBER 16,
                                                                  1996           1996           1995             1994
                                                             ---------------  -----------  ---------------  ---------------
Customer A.................................................           1.6%           6.4%          22.0%             5.8%
Customer B.................................................        --             --               15.3%            12.2%
Customer C.................................................           6.3%           8.1%          14.2%            16.4%
Customer D.................................................          15.6%          12.7%          11.7%            14.0%
Customer E.................................................          18.3%        --             --               --

    No other customers represented greater than 10% of net sales during the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994.

    Export sales were 66%, 50%, 46% and 45% of net sales for the six month period ended December 31, 1996, the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994, respectively. Net sales to Asia and Latin America were 46% and 37%, respectively, of total export sales for the six month period ended December 31, 1996. Net sales to Asia and Europe were 46% and 38%, respectively, of total export sales for the year ended June 30, 1996.

13. EMPLOYEE BENEFIT PLAN

    The Company has a qualified contributory 401(k) plan that covers all employees who have attained the age of 18 and are employed at the enrollment date. Matching contributions were $8,576, $11,606 and $1,159 for the six month period ended December 31, 1996, the year ended June 30, 1996 and the six and one-half month period ended June 30, 1995, respectively. There was no matching contribution for the ten and one-half month period ended December 16, 1994. Each participant may elect to contribute up to 15% of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. The Company matches up to 1% of the employee's salary.

14. STOCK OPTIONS

    In November 1996, the Board of Directors adopted the 1996 Incentive Stock Option Plan (the "Plan"), which was approved by the stockholders on January 8, 1997. The Plan provides for the grant of options to employees of the Company to purchase up to 1,282,042 shares of common stock. The option price per share under the Plan may not be less than the fair market value of the stock (110% of the fair market value for an optionee who is a 10% stockholder) on the day the option is granted.

                                  RADYNE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                   SIX MONTH PERIOD ENDED DECEMBER 31, 1996,
                YEAR ENDED JUNE 30, 1996, SIX AND ONE-HALF MONTH
             PERIOD ENDED JUNE 30, 1995 AND TEN AND ONE-HALF MONTH
                   PERIOD ENDED DECEMBER 16, 1994 (CONTINUED)

14. STOCK OPTIONS (CONTINUED)
    At December 31, 1996, the Company had 964,395 options outstanding at an exercise price of $2.50 per share. 280,000 of these options are Rights Options granted to employees of the Company in conjunction with the Rights Offering and will be exercisable during the Rights Offering but no later than May 30, 1997. Another 16,000 options are exercisable at the rate of 25% on each of the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The remaining 668,395 options have been allocated among a group of 30 key employees. These options carry the right to a cash bonus of $1.72 per purchased share, payable upon exercise. One third of these options will become exercisable, if and when the Company's earnings before interest and taxes (calculated without regard to any charge for compensation paid or payable under the Plan) for a period of four calendar quarters ("EBIT") exceeds $1,000,000. Another one-third of these options will become exercisable if and when EBIT exceeds $2,500,000 with the remaining one-third becoming exercisable if and when EBIT exceeds $6,000,000. The options become exercisable if EBIT exceeds the aforementioned prior to June 30, 2001. All options which become exercisable expire in November 2006.

    The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related interpretations in accounting for its Plan. The 668,395 options are considered variable options, as defined by the provisions of APB No. 25 and related interpretations. The Company should start recognizing compensation cost on variable arrangements when the future events become probable of occurring. The accrual of compensation cost under the variable arrangement has not commenced as it is unlikely that the award will be earned in the near future due to significant historical losses incurred by the Company. Accordingly, no compensation cost has been recognized for the fixed or variable portions of the Plan. Had compensation cost for the Plan been determined consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net loss and loss per common share would have been $2,115,074 and $.56, respectively. The fair value of options granted under the Plan was estimated on the date of grant with vesting periods ranging from two to four years using the Black-Scholes option-pricing model with the following weighted average assumptions used: no dividend yield, expected volatility of 132%, risk free interest rate of 6.035%, and expected lives of five years.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................         10
Purpose of the Rights Offering and Use of
  Proceeds......................................         16
Capitalization..................................         19
Dilution........................................         19
The Rights Offering.............................         20
Certain Federal Income Tax Consequences.........         25
Price Range of Common Stock.....................         27
Dividend Policy.................................         27
Selected Financial Data.........................         28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         29
Business........................................         35
Management......................................         45
Principal and Management Stockholders...........         52
Certain Transactions............................         53
Description of Capital Stock....................         54
Concurrent Sale by Selling Stockholder..........         54
Shares Eligible for Future Sale.................         55
Legal Matters...................................         55
Experts.........................................         56
Special Note Regarding Forward-Looking
  Statements....................................         56
Glossary........................................         57
Financial Statements............................        F-1

                                2,255,833 SHARES

                                  RADYNE CORP.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 APRIL   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 6, 1997


PROSPECTUS

                                 30,000 SHARES

                                  RADYNE CORP.

                                  COMMON STOCK

    This Prospectus relates to 30,000 shares of common stock, $.002 par value per share (the "Common Stock") of Radyne Corp., a New York corporation (the "Company"), held by one holder (the "Selling Stockholder"). The Selling Stockholder's shares were issued to the Selling Stockholder by the Company in exchange for business assets. See "Selling Stockholder" and "Plan of Distribution."

    The Common Stock offered by the Selling Stockholder pursuant to this Prospectus may be sold from time to time by the Selling Stockholder or by its transferees. The distribution of the Common Stock offered hereby by the Selling Stockholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder.

    The Selling Stockholder, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

    The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. See "Selling Stockholder" and "Plan and Distribution."

    On the date of this Prospectus, a registration statement under the Securities Act with respect to a rights offering by the Company of 2,255,833 shares of Common Stock was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $5,380,000 in net proceeds from such offering after payment of estimated expenses of such offering.

                            ------------------------

          SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR A DISCUSSION OF
                  CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
                             PROSPECTIVE INVESTORS.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is April   , 1997

                              SELLING STOCKHOLDER

    Up to 30,000 shares of Common Stock may be offered for resale by the stockholder listed below.

    The following table sets forth certain information with respect to the Selling Stockholder for whom the Company has registered Common Stock for resale to the public. The Company will not receive any of the proceeds from the sale of such shares of Common Stock. The sole shareholder of the Selling Stockholder, Peter Weisskopf, is the president of the Company's Microwave Products Division.

                                             NUMBER OF SHARES OF                               NUMBER OF SHARES OF
                                             COMMON STOCK OWNED       NUMBER OF SHARES OF      COMMON STOCK OWNED
SELLING STOCKHOLDER                           PRIOR TO OFFERING    COMMONS STOCK TO BE SOLD      AFTER OFFERING
------------------------------------------  ---------------------  -------------------------  ---------------------
Merit Microwave, Inc......................           52,000                   30,000                   22,000(1)

------------------------

(1) Consists of 18,000 Rights Shares underlying Shareholder Rights and 4,000 shares underlying Rights Options.

                              PLAN OF DISTRIBUTION

    The sale of the shares of Common Stock by the Selling Stockholder may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

    The Selling Stockholder may effect such transactions by selling its shares of Common Stock directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase Common Stock as principals and thereafter sell the Common Stock from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

    Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the shares of Common Stock offered hereby may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A, and 10b-7, which provisions may limit the timing of the purchases and sales of the Common Stock by such Selling Stockholder.

    The Selling Stockhoder and broker-dealers, if any, acting in connection with such sale, might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

    On the date of this Prospectus a registration statement was declared effective under the Securities Act with respect to a rights offering by the Company of 2,255,833 shares of Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................         10
Capitalization..................................         19
Dilution........................................         19
Price Range of Common Stock.....................         27
Dividend Policy.................................         27
Selected Financial Data.........................         28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         29
Business........................................         35
Management......................................         45
Selling Stockholder.............................         52
Certain Transactions............................         53
Description of Capital Stock....................         54
Plan of Distribution............................         54
Concurrent Public Offering......................         55
Legal Matters...................................         55
Experts.........................................         56
Special Note Regarding Forward-Looking
  Statements....................................         56
Glossary........................................         57
Financial Statements............................        F-1

                                 30,000 SHARES

                                  RADYNE CORP.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 APRIL   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses):

SEC Registration Fee...........................................  $ 1,731.70
Legal Fees and Expenses........................................  145,000.00*
Blue Sky Fees (including counsel fees).........................   15,000.00*
Accounting Fees and Expenses...................................   55,000.00*
Transfer Agent and Registrar Fees..............................    5,000.00*
Printing and Engraving Expenses................................   20,000.00*
Miscellaneous..................................................   18,268.30*
Total..........................................................  $260,000.00*

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    New York Business Corporation Law, Article 7, enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been bad faith, intentional misconduct or a knowing violation of law, the payment of a dividend or approval of a stock repurchase which is deemed illegal, any other violation of Section 719 of the New York Business Corporation Law, or a financial profit or other advantage to which the director was not legally entitled. The Company's Certificate of Incorporation includes the following language:

       "SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Article SEVENTH shall neither eliminate nor limit liability: (a) if a judgment or final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated
       Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article SEVENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article SEVENTH immediately prior to such repeal or modification.

       EIGHTH: The Corporation may, to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section of the Business Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/ her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is information regarding the numbers of shares of Common Stock sold by the Company, the number of options issued by the Company, and the principal amount of debt instruments (other than demand or short-term promissory notes issued to banks or Company affiliates) issued by the Company since February 1, 1994, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

    On December 16, 1994, pursuant to the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code, the Company (i) issued 17,000,000 (pre-Reverse Split) shares of Common Stock to Radyne Florida in exchange for the discharge of $2,350,000 of indebtedness and (ii) issued 53,437 (pre-Reverse Split) shares of Common Stock to holders of warrants to purchase Common Stock in exchange for such warrants. These transactions were exempt from registration under the Securities Act by virtue of the provisions of Sections 3(a)(7) and 4(2) of the Securities Act.

    By agreement dated June 7, 1995, the Company issued an aggregate of 150,000 (pre-Reverse Split) shares of Common Stock on various dates in exchange for the assets of a business. See "Certain Transactions" in the Prospectus which forms a part of this Registration Statement. This transaction was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2)of the Securities Act.

ITEM 16. EXHIBITS

    (a) The following exhibits are filed herewith:

 EXHIBIT NO.
-------------
        3.1*   Restated Certificate of Incorporation
        3.2*   Bylaws, as amended and restated
        5.1    Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
        8.1    Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
       10.1**  1996 Incentive Stock Option Plan
       10.2    Employment Agreement with Robert C. Fitting (Radyne Termsheet)
       10.3    Agreement with Merit Microwave, Inc. and Peter A. Weisskopf
       23.1    Consent of Deloitte & Touche LLP
       23.2    Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 5.1)
       23.3    Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 8.1)
       23.4    Consent of Corporate Capital Consultants, Inc.
       24.1    Power of Attorney (set forth on the signature page hereof)
       27.1    Financial Data Schedule

------------------------

* Incorporated by reference from Registrant's report on Form 10-Q, filed March 11, 1997.

** Incorporated by reference from Registrant's Registration Statement on Form S-8, dated and declared effective on March 12, 1997.

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, Arizona on May 6, 1997.


                                RADYNE CORP.

                                By:            /s/ ROBERT C. FITTING
                                     -----------------------------------------
                                            Robert C. Fitting, President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Fitting and Lim Ming Seong or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ROBERT C. FITTING       President, (Principal
------------------------------    Executive Officer),            May 6, 1997
      Robert C. Fitting           Director

      /s/ GARRY D. KLINE        Controller, Principal
------------------------------    Financial Officer              May 6, 1997
        Garry D. Kline

     /s/ ROBERT A. GRIMES       Director
------------------------------                                   May 6, 1997
       Robert A. Grimes

      /s/ LIM MING SEONG        Chairman of the Board of
------------------------------    Directors                      May 6, 1997
        Lim Ming Seong

       /s/ LEE YIP LOI          Director
------------------------------                                   May 6, 1997
         Lee Yip Loi

      /s/ CHAN WEE PIAK         Director
------------------------------                                   May 6, 1997
        Chan Wee Piak

                                 EXHIBIT INDEX

 EXHIBIT NO.
-------------
        3.1*   Restated Certificate of Incorporation
        3.2*   Bylaws, as amended and restated
        5.1    Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
        8.1    Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
       10.1**  1996 Incentive Stock Option Plan
       10.2    Employment Agreement with Robert C. Fitting (Radyne Termsheet)
       10.3    Agreement with Merit Microwave, Inc. and Peter A. Weisskopf
       23.1    Consent of Deloitte & Touche LLP
       23.2    Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 5.1)
       23.3    Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 8.1)
       23.4    Consent of Corporate Capital Consultants, Inc.
       24.1    Power of Attorney (set forth on the signature page hereof)
       27.1    Financial Data Schedule

------------------------

* Incorporated by reference from Registrant's report on Form 10-Q, filed March 11, 1997.

** Incorporated by reference from Registrant's Registration Statement on Form S-8, dated and declared effective on March 12, 1997.